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                                                                    EXHIBIT 4.12

                            DOWNEY FINANCIAL CORP.,

                                   as Issuer

                                      AND

                           WILMINGTON TRUST COMPANY,

                                  as Trustee

                                  -----------

                                   INDENTURE

                         DATED AS OF NOVEMBER 15, 2000



                                  -----------



                         SUBORDINATED DEBT SECURITIES

                                  -----------

Cross Reference Sheet of provisions of Trust Indenture Act of 1939 with Indenture dated as of November 15, 2000 between Downey Financial Corporation and Wilmington Trust Company, Trustee:

ACT SECTION                                              INDENTURE SECTION

310 (a) (1)...........................................................7.09
310 (a) (2)...........................................................7.09
310 (a) (3)........................................................... N/A
310 (a) (4)........................................................... N/A
310 (a) (5)...........................................................7.08
310 (b).............................................7.08, 7.09, 7.10, 7.11
310 (c)................................................................n/A
311 (a) and (b).................................................7.04, 7.13
311(c).................................................................N/A
312 (a).....................................................5.01, 5.02 (a)
312 (b) and (c).........................................5.02 (b), 5.02 (c)
313 (a)...............................................................5.04
313 (b) (1)...........................................................5.04
313 (b) (2)...........................................................5.04
313 (c)...............................................................5.04
313 (d)...............................................................5.04
314 (a)...............................................................5.03
314 (b)............................................................... N/A
314 (c) (1) and (2)...........................................12.01, 12.05
314 (c) (3)............................................................N/A
314 (d)................................................................N/A
314 (e)..............................................................12.01
314 (f)................................................................N/A
315 (a) (c) and (d).......................................7.01, 7.02, 7.03
315 (b)...............................................................7.14
315 (e)...............................................................6.14
316 (a) (1).....................................................6.12, 6.13
316 (a) (2)........................................................... N/A
316 (a) last sentence.................................................8.04
316 (b)...............................................................6.08
316 (c)...............................................................9.03
317 (a).........................................................6.03, 6.04
317 (b)...............................................................7.05
318 (a)..............................................................15.06

THIS CROSS REFERENCE SHEET IS NOT PART OF THE INDENTURE AS EXECUTED.
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                               TABLE OF CONTENTS

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ARTICLE ONE.         DEFINITIONS...........................................................       1

     SECTION 1.01.  Definitions............................................................       1

     SECTION 1.02.  Notice to Noteholders..................................................       8

ARTICLE TWO.         EXECUTION, ISSUE AND EXCHANGE OF NOTES................................       8

     SECTION 2.01.  Amount Unlimited; Issuable in Series; Designation of Series............       8

     SECTION 2.02.  Form of Notes..........................................................      10

     SECTION 2.03.  Denominations; Record Date.............................................      11

     SECTION 2.04.  Execution and Delivery of Notes........................................      11

     SECTION 2.05.  Appointment of Authenticating Agent; Form of Certificate of
                    Authentication.........................................................      12

     SECTION 2.06.  Authentication and Delivery of Notes...................................      14

     SECTION 2.07.  Exchange and Registration of Transfer of Notes.........................      14

     SECTION 2.08.  Mutilated, Defaced, Destroyed, Lost or Stolen Notes....................      16

     SECTION 2.09.  Cancellation...........................................................      17

     SECTION 2.10.  Book-Entry Only System.................................................      17

ARTICLE THREE.       REDEMPTION OF NOTES; SURVIVOR'S OPTION................................      18

     SECTION 3.01.  Redemption of Notes; Applicability of Section..........................      18

     SECTION 3.02.  Notice of Redemption; Selection of Notes...............................      18

     SECTION 3.03.  Payment of Notes Called For Redemption.................................      19

     SECTION 3.04.  Redemption Suspended During Event of Default...........................      20

     SECTION 3.05.  Survivor's Option......................................................      20

     SECTION 3.06.  Repayment Option.......................................................      22

ARTICLE FOUR.        PAYMENT AND PAYING AGENTS.............................................      23

     SECTION 4.01.  Payment of Principal, Premium and Interest.............................      23

     SECTION 4.02.  Paying Agents..........................................................      25

     SECTION 4.03.  Provisions As To Paying Agents.........................................      26

     SECTION 4.04.  Offices for Notices, Etc...............................................      27

     SECTION 4.05.  Determination of Additional Amounts....................................      27
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ARTICLE FIVE.        NOTEHOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE...........      28

     SECTION 5.01.  Noteholder Lists.......................................................      28

     SECTION 5.02.  Preservation and Disclosure of Lists...................................      28

     SECTION 5.03.  Reports by the Company.................................................      30

     SECTION 5.04.  Reports By The Trustee.................................................      31

ARTICLE SIX.         REMEDIES..............................................................      31

     SECTION 6.01.  Events of Default......................................................      31

     SECTION 6.02.  Acceleration of Maturity, Rescission and Annulment.....................      32

     SECTION 6.03.  Collection of Indebtedness and Suits for Enforcement by Trustee........      33

     SECTION 6.04.  Trustee May File Proofs of Claim.......................................      34

     SECTION 6.05.  Trustee May Enforce Claims Without Possession of Notes.................      35

     SECTION 6.06.  Application of Money Collected.........................................      35

     SECTION 6.07.  Limitation on Suits....................................................      35

     SECTION 6.08.  Unconditional Right of Noteholders to Receive Principal, Premium and
                    Interest...............................................................      36

     SECTION 6.09.  Restoration of Rights and Remedies.....................................      36

     SECTION 6.10.  Rights and Remedies Cumulative.........................................      36

     SECTION 6.11.  Delay or Omission Not Waiver...........................................      37

     SECTION 6.12.  Control by Noteholders.................................................      37

     SECTION 6.13.  Waiver of Past Defaults................................................      37

     SECTION 6.14.  Undertaking for Costs..................................................      38

     SECTION 6.15.  Waiver of Stay or Extension Laws.......................................      38

ARTICLE SEVEN.       CONCERNING THE TRUSTEE................................................      38

     SECTION 7.01.  Duties And Responsibilities of Trustee.................................      38

     SECTION 7.02.  Reliance on Documents, Opinions, Etc...................................      39

     SECTION 7.03.  No Responsibility for Recitals, Etc....................................      41

     SECTION 7.04.  Ownership of Notes.....................................................      41

     SECTION 7.05.  Moneys To Be Held in Trust.............................................      41
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     SECTION 7.06.  Compensation and Expenses of Trustee...................................      41

     SECTION 7.07.  Officers' Certificate as Evidence......................................      42

     SECTION 7.08.  Conflicting Interest of Trustee........................................      42

     SECTION 7.09.  Eligibility of Trustee.................................................      42

     SECTION 7.10.  Resignation or Removal of Trustee......................................      42

     SECTION 7.11.  Acceptance by Successor Trustee........................................      44

     SECTION 7.12.  Successor By Merger, Etc...............................................      45

     SECTION 7.13.  Limitations on Rights of Trustee as Creditor...........................      45

     SECTION 7.14.  Notice of Default......................................................      49

ARTICLE EIGHT.       CONCERNING THE NOTEHOLDERS............................................      49

     SECTION 8.01.  Action by Noteholders..................................................      49

     SECTION 8.02.  Proof of Execution By Noteholders......................................      50

     SECTION 8.03.  Who Are Deemed Absolute Owners.........................................      50

     SECTION 8.04.  Company-Owned Notes Disregarded........................................      50

     SECTION 8.05.  Revocation of Consents; Future Noteholders Bound.......................      51

     SECTION 8.06.  Record Date............................................................      51

ARTICLE NINE.        NOTEHOLDERS' MEETINGS.................................................      51

     SECTION 9.01.  Purposes of Meetings...................................................      51

     SECTION 9.02.  Call of Meetings By Trustee............................................      52

     SECTION 9.03.  Call of Meetings by Company or Noteholders.............................      52

     SECTION 9.04.  Qualification For Voting...............................................      52

     SECTION 9.05.  Regulations............................................................      52

     SECTION 9.06.  Voting.................................................................      53

ARTICLE TEN.         SUPPLEMENTAL INDENTURES...............................................      53

     SECTION 10.01. Supplemental Indentures Without Consent of Noteholders.................      53

     SECTION 10.02. Supplemental Indentures With Consent of Noteholders....................      55

     SECTION 10.03. Compliance With Trust Indenture Act; Effect of Supplemental Indentur...      56

     SECTION 10.04. Notation on Notes......................................................      56
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ARTICLE ELEVEN.      CONSOLIDATION, MERGER, SALE OR CONVEYANCE.............................      57

     SECTION 11.01. Company May Consolidate, Etc., on Certain Terms........................      57

     SECTION 11.02. Successor Corporation to be Substituted for Company....................      57

     SECTION 11.03. Opinion of Counsel to be Given Trustee.................................      57

ARTICLE TWELVE.      SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS.............      58

     SECTION 12.01. Discharge of Indenture.................................................      58

     SECTION 12.02. Deposited Moneys To Be Held In Trust By Trustee........................      58

     SECTION 12.03. Paying Agent to Repay Moneys Held......................................      58

     SECTION 12.04. Return of Unclaimed Moneys.............................................      59

     SECTION 12.05. Satisfaction, Discharge and Defeasance of Notes of Any Series..........      59

ARTICLE THIRTEEN.    IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS.......      60

     SECTION 13.01. Indenture and Notes Solely Corporate Obligations.......................      60

ARTICLE FOURTEEN.    CONVERSION OF CONVERTIBLE SECURITIES..................................      61

     SECTION 14.01. Applicability of Article...............................................      61

     SECTION 14.02. Right to Convert.......................................................      61

     SECTION 14.03. Exercise of Conversion Privilege; Delivery of Common Stock on
                    Conversion; No Adjustment for Interest or Dividends....................      61

     SECTION 14.04. Cash Payments in Lieu of Fractional Shares.............................      62

     SECTION 14.05. Conversion Price.......................................................      63

     SECTION 14.06. Adjustment to Conversion Price.........................................      63

     SECTION 14.07. Effect of Reclassification, Consolidation, Merger or Sale..............      66

     SECTION 14.08. Taxes on Shares Issued.................................................      67

     SECTION 14.09. Shares to be Fully Paid; Compliance with Governmental Requirements;
                    Listing of Common Stock................................................      67

     SECTION 14.10. Responsibility of Trustee..............................................      68

     SECTION 14.11. Notice to Holders Prior to Certain Actions.............................      68

     SECTION 14.12. Covenant to Reserve Shares.............................................      69
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ARTICLE FIFTEEN.     MISCELLANEOUS PROVISIONS..............................................      69

     SECTION 15.01. Benefits of Indenture Restricted to Parties and Holders................      69

     SECTION 15.02. Provisions Binding on Company's Successors.............................      69

     SECTION 15.03. Addresses for Notices, Etc.............................................      69

     SECTION 15.04. Evidence of Compliance With Conditions Precedent.......................      69

     SECTION 15.05. Legal Holidays.........................................................      70

     SECTION 15.06. Trust Indenture Act to Control.........................................      70

     SECTION 15.07. Execution in Counterparts..............................................      70

     SECTION 15.08. New York Contract......................................................      70

     SECTION 15.09. Severability of Provisions.............................................      70

ARTICLE SIXTEEN.     SUBORDINATION OF NOTES................................................      71

     SECTION 16.01. Notes Subordinate to Senior Indebtedness...............................      71

     SECTION 16.02. Payment Over of Proceeds Upon Dissolution, Etc.........................      71

     SECTION 16.03. Trustee To Effectuate Subordination....................................      73

     SECTION 16.04. Trustee Not Charged with Knowledge of Prohibition......................      73

     SECTION 16.05. Rights of Trustee as Holder of Senior Indebtedness.....................      74

     SECTION 16.06. Trustee Not Fiduciary for Holders of Senior Indebtedness...............      74

     SECTION 16.07. Article Applicable to Paying Agents....................................      74
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                                       v
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          THIS INDENTURE dated as of November 15, 2000, between DOWNEY FINANCIAL
CORP., a corporation duly organized and existing under the laws of the state of
Delaware (the "Company"), and WILMINGTON TRUST COMPANY, a Delaware-chartered bank and trust company, as trustee hereunder (the "Trustee," which term shall include any successor trustee appointed pursuant to Article Seven).

          WITNESSETH:

          WHEREAS, the Company deems it necessary to issue from time to time for its lawful purposes its subordinated unsecured debt securities, including notes and other evidence of indebtedness (the "Notes"), and has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes in one or more series in an unlimited principal amount, to bear such rates of interest, to mature at such time or times and to have such other provisions as shall be fixed as hereinafter provided; and

          WHEREAS, the Company has duly authorized the execution of this Indenture and the issuance and sale of its Notes; and

          WHEREAS, all acts and things necessary to constitute this Indenture a valid agreement of the Company according to its terms, have been done and performed;

          NOW, THEREFORE:

          In order to declare the terms and conditions upon which the Notes are authenticated, issued and received, and in consideration of the premises, of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

                                 ARTICLE ONE.
                                 DEFINITIONS.

     SECTION 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended, (the "Trust Indenture Act") or which are by reference therein defined in the Securities Act of 1933, as amended (the "Securities Act"), shall have the meanings (except as herein otherwise expressly provided or unless the context otherwise clearly requires) assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of this Indenture as originally executed. All accounting terms used herein and not expressly defined shall have the meaning assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

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Additional Amounts:

          The term "Additional Amounts" shall mean any additional amounts to be paid by the Company in respect of Notes of a series, as may be specified pursuant to Section 4.05 and in such Notes and under the circumstances specified therein, in respect of certain specified taxes, assessments or other governmental charges imposed on certain holders who are United States Aliens, which may be owing to such holders as set forth in Section 4.05.

Authorized Officer:

          The term "Authorized Officer" shall mean the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, any Vice President, General Counsel, Deputy or Associate General Counsel or Treasurer of the Company.

Board of Directors:

          The term "Board of Directors" or "Board" shall mean the Board of Directors of the Company or any duly authorized committee of such Board.

Board Resolution:

          The term "Board Resolution" shall mean a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or by a committee acting under the authority of, or appointment by, the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

Book-Entry Note:

          The term "Book-Entry Note" shall have the meaning given such term in
Section 2.03.

Business Day:

          The term "Business Day" shall mean, with respect to any Note, unless such Note shall say otherwise, any day other than a Saturday or Sunday that meets the following applicable requirement: such day is not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in the city (or in any one of the cities, if more than one) in which amounts are payable, as specified in the form of such Note.

Capital Stock:

          The term "Capital Stock" shall mean, as to shares of a particular corporation, outstanding shares of stock of any class, whether now or hereafter authorized, irrespective of whether such class shall be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the disposition of assets upon the voluntary liquidation, dissolution or winding up of such corporation.

Closing Price:

          The term "Closing Price" has the meaning specified in Section
14.06(d).

Common Stock:

          The term "Common Stock" shall mean when used with reference to the Capital Stock of the Company, the class of stock which, at the date of execution of this Indenture is designated as Common Stock of the Company and stock of any class or classes into which such Common Stock or any such other class may thereafter be changed or reclassified. In case by reason of the operation of Article Fourteen, the Convertible Securities shall be convertible into any other shares or other securities or property of the Company or any other corporation, any reference in this Indenture to the conversion of the Convertible Securities pursuant to Article Fourteen shall be deemed to refer to and include conversion of the Convertible Securities into such other shares or other securities or property.

Company:

          The term "Company" shall mean Downey Financial Corp. until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

Company Order:

          The term "Company Order" shall mean a written request, order or consent signed in the name of the Company by any Authorized Officer and delivered to the Trustee.

Conversion Price:

          The term "Conversion Price" shall have the meaning specified in
Section 14.05.

Convertible Securities:

          The term "Convertible Securities" shall mean any series of Notes that are designated as such pursuant to Section 2.01.

Corporate Trust Office:

          The term "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date of original execution of this Indenture is located at

Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

CUSIP number:

          The term "CUSIP number" shall mean the identification numbers obtained by the Company from the CUSIP Service Bureau of Standard & Poor's Corporation for assignment to the Notes.

Depository:

          The term "Depository" shall mean, with respect to the Notes of any series issuable or issued in whole or in part in the form of one or more Global Notes, the entity designated as Depository by the Company pursuant to Section
2.01 until a successor Depository shall have become such, and thereafter "Depository" shall mean or include each entity who is then a Depository hereunder.

Event of Default:

          The term "Event of Default" shall mean any event specified as such in
Section 6.01.

Global Note:

          The term "Global Note" shall mean those Notes executed by the Company, authenticated and delivered to the Depository, or a custodian at the Depository's instruction, to be held and administered by or on behalf of, the Depository for the benefit of purchasers of Notes. The Global Notes shall be registered in the name of the Depository or its nominee.

Indenture:

          The term "Indenture" shall mean this instrument as originally executed as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

Interest Payment Date:

          The term "Interest Payment Date," when used with respect to any Note, shall mean the stated maturity of an installment of interest on such Note.

Issue Date:

          The term "Issue Date" shall mean, with respect to Notes of any Tranche the date such Notes are authenticated pursuant to Section 2.06.

Maturity Date:

          The term "Maturity Date," when used with respect to any Note, shall mean the stated maturity of such Note.

Notes:

          The term "Note" or "Notes" shall mean any debt securities of the Company which may be issued, authenticated and delivered under this Indenture.

Note Register and Note Registrar:

          The terms "Note Register" and "Note Registrar" shall have the meanings set forth in Section 2.07.

Officers' Certificate:

          The term "Officers' Certificate" shall mean a certificate signed by any Authorized Officer and delivered to the Trustee.

Opinion of Counsel:

          The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company.

Outstanding:

          The term "Outstanding," when used with reference to Notes, shall, subject to the provisions of Section 7.08 and Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except

          (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (b) Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), provided, that if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article Three provided, or provision satisfactory to the Trustee shall have been made for giving such notice;

          (c)  Notes that have been defeased pursuant to Section 12.05 hereof;
     and

          (d) Notes paid or in lieu of and in substitution for which other Notes shall have been authenticated and delivered pursuant to the terms of Article Two, unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide holders in due course.

Paying Agent:

          The term "Paying Agent" shall mean, initially, Wilmington Trust Company for the Notes as set forth in Section 4.02, and subsequently, any other paying agent appointed by the Company from time to time in respect of the Notes.

Person:

          The term "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Place of Payment:

          The term "Place of Payment," when used with respect to Notes of any series, shall mean the place or places where the principal of (and premium, if any) and interest, if any, on the Notes are payable.

Redemption Date:

          The term "Redemption Date" shall have the meaning given such term in
Section 3.02.

Regular Record Date:

          The term "Regular Record Date" for the interest payable on any Interest Payment Date on the Notes of any series shall mean the date specified for that purpose as contemplated by Sections 2.01, 2.03 and 4.01.

Responsible Officer:

          The term "Responsible Officer" when used with respect to the Trustee shall mean any officer within the Corporate Trust Office with direct responsibility for the administration of this Indenture, including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

Rights:

          The term "Rights" shall have the meaning specified in Section
14.06(c).

Senior Indebtedness:

          The term "Senior Indebtedness" shall mean any indebtedness for money borrowed outstanding on the date of execution of this Indenture as originally executed, or thereafter created, incurred or assumed, for the payment of which the Company is at the time of determination responsible or liable as obligor, guarantor or otherwise, and all deferrals, renewals, extensions and refundings of any such indebtedness or obligations, other than the Notes or any other indebtedness as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is subordinate in right of payment to any other indebtedness of the Company, it being understood that the description of Senior Indebtedness set forth herein shall be deemed to include all indebtedness of the Company for borrowed and purchased money of the Company, all obligations of the Company arising from off-balance sheet guarantees by the Company and direct credit substitutes and obligations of the Company associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts.

Settlement Date:

          The term "Settlement Date" shall mean the date of delivery of a Note against receipt of immediately available funds by the Company in payment for such Note.

Survivor's Option:

          The term "Survivor's Option" shall mean, where applicable, the right of the personal representative of a beneficial owner of a Note to require the Company to repay that Note prior to its Maturity Date upon the death of the beneficial owner of the Note.

Tranche:

          The term "Tranche" shall have the meaning given such term in Section 2.06.

United States Alien:

          The term "United States Alien" shall mean any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership to the extent that one or more of its members is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

Vice President:

          The term "Vice President" when used with respect to the Company or the Trustee shall mean any vice president, whether or not designated by a number or word or words added before or after the title "Vice President," including any Executive or Senior Vice President.

     SECTION 1.02. Notice to Noteholders. Except as otherwise expressly provided herein, where this Indenture provides for notice to holders of Notes of any event, such notice shall be sufficiently given if in writing and mailed, first class, postage prepaid, to each holder at such holder's address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date prescribed for such notice.

          Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder of a Note shall affect the sufficiency of such notice with respect to other holders of Notes.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders of Notes shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                                 ARTICLE TWO.
                    EXECUTION, ISSUE AND EXCHANGE OF NOTES

     SECTION 2.01. Amount Unlimited; Issuable in Series; Designation of Series. Upon the execution of this Indenture, or from time to time thereafter, Notes up to the aggregate principal amount and containing terms and conditions from time to time authorized by or pursuant to a Board Resolution, or in an indenture supplemental hereto (a "Supplemental Indenture"), may be executed and delivered by the Company. Notes will be delivered to the Trustee for authentication, after execution by the Company, and the Trustee shall thereupon authenticate and deliver said Notes to or upon a Company Order without any further action by the Company. The Trustee shall have the right to decline to authorize and deliver any Notes under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by a committee of Responsible Officers determines that such action would expose the Trustee to personal liability to existing holders of Notes.

          The Notes may be issued in one or more series. The aggregate principal amount of Notes of all series which may be authenticated and delivered and outstanding under this Indenture is not limited. The Notes of a particular series may be issued up to the aggregate principal amount of Notes for such series from time to time authorized by or pursuant to a Board Resolution or Supplemental Indenture. Any limitations on the amount of Notes of a series may be periodically increased by Board Resolution or Supplemental Indenture.

          There shall be established in or pursuant to a Board Resolution or Supplemental Indenture, and set forth in an Officers' Certificate, prior to the initial issuance of Notes of any series:

               (1) the designation of the Note of the series (which shall distinguish the Notes of the series from all other series of Notes)

               (2) the aggregate principal amount of the Notes of the series which may be then authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 2.07, 2.08, 3.01 or 10.04) which amount may be "reopened" and increased;

               (3) the date or dates on which the principal of the Notes of the series is payable;

               (4) the rates at which Notes of the series shall bear interest, if any, or the method by which such rates may be determined, the date from which such interest shall accrue, the Interest Payment Dates and the Regular Record Date;

               (5) the place or places (in addition to such place or places specified in this Indenture) where the principal of (and premium, if any) and interest, if any, on Notes of the series shall be payable;

               (6) the right, if any, of the Company to redeem Notes, in whole or in part, at its option and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Notes of the series may be redeemed pursuant to any sinking fund or otherwise;

               (7) the obligation, if any, of the Company to redeem, purchase or repay Notes of the series pursuant to any mandatory redemption sinking fund or analogous provisions or at the option of a holder thereof (including the Survivor's Option) and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Notes of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

               (8) the denominations in which Notes of the series shall be issuable, if other than $1,000 and integral multiples of $1,000;

               (9) any portion of the principal amount of Notes of the series which shall be payable upon declaration of acceleration of the maturity thereof or which the Trustee shall be entitled to claim pursuant to Section 6.02;

               (10) whether any Notes of the series shall be issued in any form other than book-entry only and the details of such issuance and the provisions relating to the transfer of such Notes;

               (11) if any Notes of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Note of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

               (12) the provisions, if any, for the defeasance of any Notes of the series;

               (13) the currency, currencies or currency units in which payment of the principal of (and premium, if any) and any interest on any Notes of the series shall be payable if other than the currency of the United States of America;

               (14) if the Company has agreed to pay Additional Amounts, the circumstances under which those Additional Amounts will be paid and whether the Company has the option to redeem such Notes rather than pay such Additional Amounts;

               (15) any trustees, depositories, authenticating or paying agents, registrars or any other agents with respect to the Notes of such series;

               (16) whether the Notes of any Series are Convertible Securities and the terms related thereto including the Conversion Price and the date on which the right to convert expires; and

               (17) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

          All Notes of any one series shall be substantially identical except
(i) as to denomination, interest rate, maturity and other similar terms, and
(ii) as may otherwise be provided in or pursuant to such Board Resolution or Supplemental Indenture and set forth in an Officers' Certificate.

          If any of the terms of the Notes are established by action taken pursuant to a Board Resolution or Company Order, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at the same time as or prior to the delivery of the Officers' Certificate setting forth the terms of those Notes.

     SECTION 2.02. Form of Notes. The Notes of each series shall be substantially in the forms approved from time to time by or pursuant to a Board Resolution, Supplemental Indenture or an Officers' Certificate. Such forms may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes may be listed, or to conform to usage.

          Notes of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, Supplemental Indenture or Officers' Certificate, and the authorized principal amount of any series may be increased to provide for issuances of additional Notes of such series. If so provided by or pursuant to the Board Resolution, Supplemental Indenture or Officers' Certificate, the terms of such Notes to be issued from time to time may be determined as set forth in such Board Resolution, Supplemental Indenture or Officers' Certificate, as the case may be. All Notes of any one series shall be substantially identical except as to denomination, interest rate, maturity and other similar terms and except as may otherwise be provided by or pursuant to the related Board Resolution, Supplemental Indenture or Officers' Certificate.

          The Notes may be typed, printed, lithographed or engraved on steel engraved borders or produced or reproduced in any other manner (including copies of manually signed originals), all as determined by the officers of the Company executing such Notes as evidenced by their execution of such Notes by manual or facsimile signature.

     SECTION 2.03. Denominations; Record Date. Unless otherwise determined or pursuant to a Board Resolution or Supplemental Indenture, the Notes of each series shall be issuable in book-entry-only form ("Book-Entry Notes") without coupons in denominations of $1,000 or more (and any amount in excess thereof that is an integral multiple of $1,000).

          The person in whose name any Note is registered at the close of business on the Regular Record Date with respect to an Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Note upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Interest Payment Date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names outstanding Notes are registered on a subsequent record date established by notice given by mail by or on behalf of the Company to the holders of Notes of the series in default not less than 15 days preceding such subsequent record date, such record date to be not less than five days preceding the date of payment of such defaulted interest.

     SECTION 2.04. Execution and Delivery of Notes. The Notes shall be signed on behalf of the Company by its Chairman of the Board, President, Chief Executive Officer or any Vice President. Such signatures may be the manual or facsimile signatures of the present or any future such officers.

          Only such Notes as shall bear thereon a certificate of authentication substantially in the form described in Section 2.05, executed by the Trustee by manual signature of one of its responsible officers if a Global Note, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate upon any Note shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

          In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Note so signed shall be authenticated and delivered by the Trustee or the Company or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such officer.

          Within five days after the execution and delivery of this Indenture, the Company shall deliver to the Trustee an Officers' Certificate as to the incumbency and specimen signatures of officers authorized to execute Notes and to give Company Orders under this Indenture and, as long as Notes are outstanding under this Indenture, shall deliver a similar Officers' Certificate each year on the anniversary of the date of the first such Officers' Certificate. The Trustee may conclusively rely on such certificate and the documents delivered with authorized signatures (unless revoked by superseding comparable documents) as to the authorization of the Board of Directors of any Notes delivered hereunder, and the form, terms and conditions thereof, and as to the authority of the instructing officers referred to in this Section so to act.

     SECTION 2.05. Appointment of Authenticating Agent; Form of Certificate of Authentication. The certificate of authentication as to Notes shall be in the following form:

                    [FORM OF CERTIFICATE OF AUTHENTICATION]

          This is one of the Notes described in the within-mentioned Indenture.

                                           Wilmington Trust Company, as Trustee

                                           By:_________________________________
                                                     Authorized Signatory

          The Trustee may appoint an authenticating agent or agents (which may be an affiliate or affiliates of the Company) with respect to one or more series of Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes of such series issued upon original issue or upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.08, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or Territory thereof or of the District of Columbia, which (a) is authorized under such laws to exercise corporate trust powers or to otherwise act as authenticating agent, (b) is subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, and (c) shall have at all times a combined capital and surplus of not less than $5,000,000. If such authenticating agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such authenticating agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an authenticating agent shall cease to be eligible in accordance with the provisions of this Section, such authenticating agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such authenticating agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of such authenticating agent, shall continue to be an authenticating agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

          An authenticating agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an authenticating agent by giving written notice thereof to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such authenticating agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor authenticating agent which shall be acceptable to the Company and shall promptly give notice of such appointment to all holders of Notes in the manner and to the extent provided in Section 1.02. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section.

          The Trustee agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 7.06.

          If an appointment with respect to one or more series is made pursuant to this Section, the Notes of such series may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

              [ALTERNATIVE FORM OF CERTIFICATE OF AUTHENTICATION]

          This is one of the Notes described in the within-mentioned Indenture.

                                           WILMINGTON TRUST COMPANY, as Trustee

                                           By:_________________________________
                                                   as Authenticating Agent


                                           By:_________________________________
                                                    Authorized Signatory


          If all of the Notes of a series are not originally issued at one time, and the Trustee does not have an office capable of authenticating Notes upon original issuance located in a Place of Payment where the Company wishes to have Notes of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing, shall appoint in accordance with this Section an authenticating agent (which, if so requested by the Company, shall be such affiliate of the Company) having an office in a Place of Payment designated by the Company with respect to such series of Notes, provided that the terms and conditions of such appointment are acceptable to the Trustee.

     SECTION 2.06. Authentication and Delivery of Notes. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication by the Trustee together with a Company Order for the authentication and delivery of such Notes, and the Trustee shall authenticate and deliver such Notes in accordance with such Company Order. A Company Order may specify that instructions to the Trustee as to the authentication and delivery of Notes may be given on behalf of the Company by any person designated in such Company Order, and the Trustee may conclusively rely on any such instructions as if given by the Company until such Company Order is expressly revoked by a subsequent Company Order.

          Notes of the same series which have the same terms, including the same Settlement Date, Maturity Date, Interest Rate, Interest Payment Dates and Redemption Date, if any (all such Notes being collectively referred to herein as a "Tranche"), may be represented by a single global note, without interest coupons.

     SECTION 2.07.  Exchange and Registration of Transfer of Notes.

          (a) The Company shall keep, at an office or agency to be designated and maintained by the Company in accordance with Section 4.04 (as such, a "Note Registrar"), registry books (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall register Notes and shall register the transfer of Notes of each such series as provided in this Article

     Two. Such Note Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times such Note Register shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Notes of a particular series at such office or agency maintained pursuant to Section
     4.04 for such purpose in a Place of Payment, the Company shall execute and register and the Trustee shall authenticate and make available for delivery in the name of the transferee or transferees a new Note or Notes of such series of any authorized denominations and for an equal aggregate principal amount and tenor.

          (b) Notwithstanding any other provisions of this Section, unless and until it is exchanged in whole or in part for individual certificated Notes represented thereby, in definitive form, a Global Note may not be transferred except as a whole by the Depository for such series to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such series or a nominee of such successor Depository.

          If at any time the Depository for Notes of a series notifies the Company that it is unwilling or unable to continue as Depository for the Book-Entry Notes of such series or if at any time the Depository for the Book-Entry Notes of such series shall no longer be eligible under Section 2.06, the Company shall appoint a successor Depository with respect to the Notes of such series. If a successor Depository for the Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, authenticate and deliver, Notes of such series in definitive form in an aggregate principal amount and like terms and tenor equal to the principal amount of the Book-Entry Note or Notes in global form representing such series in exchange for such Book-Entry Note or Notes in global form.

          The Company may at any time and in its sole discretion determine that individual Book-Entry Notes of any series shall no longer be represented by a Global Note. In such event the Company will execute, authenticate and deliver individual certificated Notes of such series in definitive form in authorized denominations and in an aggregate principal amount equal to the principal amount of the Global Note representing such series in exchange for such Global Note.

          If directed by the Company with respect to a series of Book-Entry Notes, the Depository for such series of Notes may surrender the Global Note for such series of Notes in exchange in whole or in part for individual Notes of such series in definitive form and of like terms and tenor on such terms as are acceptable to the Company, the Trustee and such Depository. Thereupon, the Company shall execute, authenticate and deliver, without service charge:

               (1) to the Depository or to each person specified by such Depository a new individual Note or Notes of the same series and of the same tenor, of authorized denominations, in aggregate principal amount equal to and in exchange for such person's beneficial interest in the Global Note; and

               (2) to such Depository a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of the individual Notes delivered to holders thereof.

          Upon the exchange of a Global Note for Notes in definitive form, such Global Note shall be cancelled by the Trustee. Certificated Notes issued in exchange for a Global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Company shall deliver such certificated Notes to the persons in whose names such Notes are so registered or to the Depository.

          Whenever any certificated Notes are surrendered for exchange, the Company shall execute, authenticate and deliver the Notes which the holder making the exchange is entitled to receive. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          The Company shall not be required (i) to issue, register the transfer of or exchange any Notes of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Notes of that series under Section 3.02 and ending at the close of business on the day of such selection or (ii) to register the transfer of or exchange any Note selected for redemption in whole or in part, except in the case of any Note to be redeemed in part, the portion thereof not to be redeemed.

          The ownership interest of a beneficial owner in a Book-Entry Note will be recorded through the records of such participants in the Depository or through the separate records of such participants and the records of indirect participants in the Depository.

          Transfers of a Book-Entry Note will be accomplished by book entries made by the Depository and, in turn, by participants (and in certain cases, one or more indirect participants in the Depository) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

          No service charge shall be made for any exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     SECTION 2.08. Mutilated, Defaced, Destroyed, Lost or Stolen Notes. In case any Note shall at any time become mutilated, defaced, destroyed, lost or stolen, and such Note or satisfactory evidence of the destruction, loss, or theft thereof (together with the security and indemnity hereinafter referred to and such other documents or proof required by the Company), shall be delivered to the Company, then the Company shall execute and the Trustee shall authenticate and deliver, in lieu of such Note, a new Note bearing a number not contemporaneously outstanding of the same form, Settlement Date, Interest Rate, denomination, Maturity Date and Interest Payment Dates. In the case of any mutilated, defaced, destroyed, lost or stolen Note, a surety bond or other indemnity satisfactory to the Company and the Trustee may be required of the holder of such Note before a replacement Note will be issued. All expenses (including taxes and governmental charges) associated with obtaining such indemnity and in issuing the new Note shall be borne by the holder of the Note so mutilated, defaced, destroyed, lost or stolen.

          In case any such mutilated, defaced, destroyed, lost or stolen Note has become or is about to become due and payable in full, the Company in its discretion, instead of issuing a new Note may pay such Note on the date such
Note is due and payable.

          Every substituted Note issued pursuant to the provisions of this Section by virtue of the fact that any Note is destroyed, lost or stolen shall, with respect to such Note, constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes and shall, to the extent permitted by law, preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     SECTION 2.09. Cancellation. All Notes surrendered for payment, redemption, registration of transfer, or exchange, as the case may be, shall, if surrendered to the Trustee, be cancelled and destroyed by it in accordance with its customary procedures and a certificate of destruction delivered to the Company, or shall, if surrendered to any Paying Agent, be delivered to the Trustee and promptly cancelled and destroyed by the Trustee and a certificate of destruction delivered to the Company, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Notes and deliver a certificate of destruction to the Company.

     SECTION 2.10. Book-Entry Only System. If specified by the Company pursuant to Section 2.01 with respect to Notes represented by a Note in global form, a series of Notes may be issued initially in book-entry only form and, if issued in such form, shall be represented by one or more Notes in global form registered in the name of the Depository or other Depository designated with respect thereto. So long as such system of registration is in effect, (a) Notes of a series so issued in book-entry only form will not be issuable in the form of or exchangeable for Notes in certificate or definitive registered form, (b) the records of the Depository or such other Depository will be determinative for all purposes and (c) neither the Company, the Trustee nor any paying agent, Note Registrar or transfer agent for such Notes will have any responsibility or liability for (i) any aspect of the records relating to or payments made on account of owners of beneficial interests in the Notes of such series, (ii) maintaining, supervising or reviewing any records relating to such beneficial interests, (iii) receipt of notices, voting and requesting or directing the Trustee to take, or not to take, or consenting to, certain actions hereunder, or (iv) the records and procedures of the Depository or such other Depository, as the case may be.

                                ARTICLE THREE.
                    REDEMPTION OF NOTES; SURVIVOR'S OPTION

     SECTION 3.01. Redemption of Notes; Applicability of Section. The Company shall have the right to permit any Note issued hereunder to be redeemed. The terms of any such redemption shall be contained in the particular Note. Redemption of Notes of any series permitted or required by the terms of the Notes shall be made in accordance with such terms and this Section; provided, however, that if any provision of a series of Notes conflicts with any provision of this Section, the provision of such series of Notes shall govern.

     SECTION 3.02. Notice of Redemption; Selection of Notes. In case the Company elects to exercise the rights to redeem all or, as the case may be, any part of a series of Notes, it shall fix a date for redemption (the "Redemption Date"). Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company, or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Company or the Trustee, as the case may be, shall give notice of such redemption, at least 30 and not more than 60 days prior to the date fixed for a redemption to the holders of such Notes so to be redeemed. Notice given in such manner shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice or any defect in the notice to the holder of any such Note designated for redemption shall not affect the validity of the proceedings for the redemption of any other such Note. If the Company requests the Trustee to give any notice of redemption, it shall make such request at least 5 days prior to the designated date for delivering such notice, unless a shorter period is satisfactory to the Trustee.

          Each such notice of redemption shall specify the date fixed for redemption, the redemption price at which such Notes are to be redeemed, the CUSIP numbers of such Notes, the Place of Payment where such Notes will be paid upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all of the series is to be redeemed, the notice of redemption shall specify the numbers of the Notes to be redeemed. In case any
Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, upon surrender of such Note, a new Note or Notes of the same series in principal amount equal to the unredeemed portion thereof will be issued.

          On or before the Redemption Date, the Company will deposit in trust with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the Redemption Date all the Notes or portions of Notes so called for redemption at the appropriate redemption price, together with accrued interest, if any, to the date fixed for redemption. If less than all of a series of Notes is to be redeemed, the Company will give the Trustee adequate written notice at least 45 days in advance (unless a shorter notice shall be satisfactory to the Trustee) as to the aggregate principal amount of Notes to be redeemed.

          If less than all the Notes of a series is to be redeemed, the Trustee shall select, pro rata or by lot or in such other manner as it shall deem appropriate and fair, not more than 60 days prior to the date of redemption, the numbers of such Notes Outstanding not previously called for redemption, to be redeemed in whole or in part. The portion of principal of Notes so selected for partial redemption shall be equal to the minimum authorized denomination for Notes of that series or any integral multiple thereof. The Trustee shall promptly notify the Company of the Notes to be redeemed. If, however, less than all the Notes of a series having differing issue dates, interest rates and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular Notes of such series to be redeemed and shall notify the Trustee in writing at least 45 days prior to the relevant Redemption Date.

     SECTION 3.03. Payment of Notes Called For Redemption. If notice of redemption has been given as provided above, the Notes or portions of Notes with respect to which such notice has been given shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with any interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price, together with interest accrued to said date) interest on such Notes or portions of Notes so called for redemption shall cease to accrue. On presentation and surrender of such Notes subject to redemption at the Place of Payment and in the manner specified in such notice, such Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption.

          Any Note that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or such holder's attorney duly authorized in writing) and upon such presentation, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the principal of the Note so presented. If a Global
Note is so surrendered, such new Note so issued shall be a new Global Note.

     SECTION 3.04. Redemption Suspended During Event of Default. The Trustee shall not redeem any Notes (unless all Notes then outstanding are to be redeemed) or commence the giving of any notice or redemption of Notes during the continuance of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge or notice, except that where the giving of notice of redemption of any Notes shall theretofore have been made, the Trustee shall redeem such Notes, provided funds are deposited with it for such purpose. Except as aforesaid, any moneys theretofore or thereafter received by the Trustee shall, during the continuance of such Event of Default, be held in trust for the benefit of the noteholders and applied in the manner set forth in Section 6.06; provided, however, that in case such Event of Default shall have been waived as provided herein or otherwise cured, such moneys shall thereafter be held and applied in accordance with the provisions of this Article.

     SECTION 3.05. Survivor's Option. If so specified in any Note, the representative of a beneficial owner of such Note shall have the option to elect repayment of such Note following the death of the beneficial owner of such Note (a "Survivor's Option"). Unless otherwise specified in the Note, no Survivor's Option may be exercised if the deceased beneficial owner of the Note held such Note for less than six months prior to the beneficial owner's death.

          Pursuant to exercise of the Survivor's Option, the Company shall repay any Note (or portion thereof) properly tendered for repayment by or on behalf of the person (the "Representative") that has authority to act on behalf of the deceased beneficial owner of a Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative, executor, surviving joint tenant or surviving tenant by the entirety of such deceased beneficial owner) at a price equal to 100% of the principal amount of the beneficial interest of the deceased owner in such Note plus accrued interest to the date of such repayment (or at a price equal to the Amortized Face Amount for Original Issue Discount Notes and Zero-Coupon Notes on the date of such repayment), subject to the following limitations:

          (a) The Company may, in its sole discretion, limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted in any calendar year (the "Annual Put Limitation") to 1% of the Outstanding principal amount of the Notes as of the end of the most recent fiscal year, but not less than $1,000,000 in any such calendar year, or such greater amount as the Company in its sole discretion may determine for any calendar year, and may limit to $200,000, or such greater amount as the Company in its sole discretion may determine for any calendar year, the aggregate principal amount of Notes (or portions thereof) as to which exercise of the Survivor's Option will be accepted in such calendar year with respect to any individual deceased owner or beneficial interests in such Notes (the "Individual Put Limitation").

          (b) The Company shall not make principal repayments pursuant to exercise of the Survivor's Option in amounts that are less than $1,000, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of any Note, the principal amount of such Note remaining outstanding after repayment must be at least $1,000 (the minimum authorized denomination of the Notes).

          (c) Any Note (or portion thereof) tendered pursuant to exercise of the Survivor's Option may be withdrawn by a written request by the Representative of the deceased owner received by the Trustee prior to its repayment.

          Each Note (or portion thereof) that is tendered pursuant to valid exercise of the Survivor's Option shall be accepted promptly in the order all such Notes are tendered, except for any Note (or portion thereof) the acceptance of which would contravene (i) the Annual Put Limitation, if applied, or (ii) the Individual Put Limitation, if applied, with respect to the relevant individual deceased owner of beneficial interests therein. If, as of the end of any calendar year, the aggregate principal amount of Notes (or portions thereof) that have been accepted pursuant to exercise of the Survivor's Option during such year has not exceeded the Annual Put Limitation, if applied, for such year, any exercise(s) of the Survivor's Option with respect to Notes (or portions thereof) not accepted during such calendar year because such acceptance would have contravened the Individual Put Limitation, if applied, with respect to an individual deceased owner of beneficial interests therein shall be accepted in the order all such Notes (or portions thereof) were tendered, to the extent that any such exercise would not trigger the Annual Put Limitation for such calendar year. Normally, any Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor's Option shall be repaid on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance. In the event that a Note (or any portion thereof) tendered for repayment pursuant to valid exercise of the Survivor's Option is not accepted, the Trustee shall deliver a notice by first-class mail to the registered holder thereof at its last known address as indicated in the Note Register, that states the reason such Note (or portion thereof) has not been accepted for payment.

          In order for a Survivor's Option to be validly exercised with respect to any Note (or portion thereof), the Trustee must receive from the Representative of the deceased owner (i) a written request for repayment signed by the Representative, and such signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of a Note (or portion thereof) to be repaid, (iii) appropriate evidence satisfactory to the Trustee that (A) the deceased was the owner of a beneficial interest in such Note at the time of death and for at least six months prior to such Owner's death, (B) the death of such beneficial owner has occurred and (C) the Representative has authority to act on behalf of the deceased beneficial owner,
(iv) if applicable, a properly executed assignment or endorsement, and (v) if the beneficial interest in such Note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the Trustee from such nominee attesting to the deceased's ownership of a beneficial interest in such Note, and
(vi) tax waivers and such other instruments or documents that the Trustee reasonably requires in order to establish the validity of ownership of the Notes and the Claimants entitled to payment. Subject to the Company's right hereunder to limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties.

          The death of a person owning a Note in joint tenancy or tenancy by the entirety with another or others shall be deemed the death of the holder of the Note, and the entire principal amount of the Note so held shall be subject to repayment, together with interest accrued thereon to the repayment date. The death of a person owning a Note by tenancy in common shall be deemed the death of a holder of a Note only with respect to the deceased holder's interest in the Note so held by tenancy in common; except that in the event a Note is held by husband and wife as tenants in common, the death of either shall be deemed the death of the holder of the Note, and the entire principal amount of the Note so held shall be subject to repayment. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note, shall be deemed the death of the holder thereof for purposes of this provision, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the Trustee.

          Such beneficial interest shall be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in the Note during his or her lifetime.

          For Notes represented by a Global Note, the Depository or its nominee shall be the holder of such Note and therefore shall be the only entity that can exercise the Survivor's Option for such Note. To obtain repayment pursuant to exercise of the Survivor's Option with respect to such Note, the Representative must provide to the broker or other entity through which the beneficial interest in such Note is held by the deceased owner (i) the documents described in clauses (i), (iii) and (vi) of the second preceding paragraph and (ii) instructions to such broker or other entity to notify the Depository of such Representative's desire to obtain repayment pursuant to exercise of the Survivor's Option. Such broker or other entity shall provide to the Trustee (i) the documents received from the Representative referred to in clause (i) of the preceding sentence and (ii) a certificate satisfactory to the Trustee from such broker or other entity stating that it represents the deceased beneficial owner. Such broker or other entity shall be responsible for disbursing any payments it receives pursuant to exercise of the Survivor's Option to the appropriate Representative.

     SECTION 3.06. Repayment Option. If so specified in any Note, the beneficial owner of that Note shall have the option to elect repayment of such Note (the "Repayment Option") upon delivery of an irrevocable notice of exercise of such option to the Company and the Trustee. Such notice shall be delivered at least 30, but no more than 60 days prior to the next Interest Payment Date proposed as the date for repayment. Repurchases of Notes upon exercise of the Repayment Option shall occur only on an Interest Payment Date. Unless otherwise specified in the Note, such repayment shall be paid at a price equal to 100% of the principal amount of the beneficial interest subject to such repayment, plus accrued interest to the date of such repayment. The Note may prescribe an alternate purchase price formula.

          In order for a Repayment Option to be validly exercised with respect to any Note (or portion thereof), the Trustee must receive from the beneficial owner of such Note (i) a written request for repayment signed by the beneficial owner of such Note, with signature guaranteed by a member firm of a registered national securities exchange or of the NASD or a commercial bank or trust company having an office or correspondent in the United States, (ii) tender of the Note (or portion thereof) to be repaid, (iii) appropriate evidence satisfactory to the Trustee that such individual is the owner of a beneficial interest in such Note and (iv) if applicable, a properly executed assignment or endorsement.

          For Notes represented by a Global Note, the Depository or its nominee shall be the holder of such Note and therefore shall be the only entity that can exercise the Repayment Option for such Note. To obtain repayment pursuant to exercise of the Repayment Option with respect to such Note, the beneficial owner of such Note must provide to the broker or other entity through which the beneficial interest in such Note is held by such beneficial owner (i) the documents described in clauses (i) and (iii) of the preceding paragraph and (ii) instructions to such broker or other entity to notify the Depository of such beneficial owner's desire to obtain repayment pursuant to exercise of the Repayment Option.

          In addition, the beneficial owner shall provide the Trustee with such additional information and documentation as the Trustee shall reasonably request.

                                 ARTICLE FOUR.
                           PAYMENT AND PAYING AGENTS

     SECTION 4.01. Payment of Principal, Premium and Interest. The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest, if any, on each of the Notes at the place, at the respective times and in the manner provided in the terms of the Notes and in this Indenture.

          Each Note will bear interest from and including its Issue Date at the rate per annum set forth in such Note and until the principal amount thereof is paid, or made available for payment, in full. Interest on each Note will be payable either periodically on each Interest Payment Date as set forth in such Note or at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to Maturity pursuant to mandatory or optional redemption provisions or the Survivor's Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or in connection with the exercise of the Survivor's Option will be payable to the person to whom principal shall be payable.

          Any payment of principal (and premium, if any) or interest required to be made on a Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. Unless otherwise specified in a Note, any interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

          Unless otherwise specified in a Board Resolution or in the Note:

          (a) the Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month commencing in the first calendar month following the month in which the
     Note is issued;

          (b) In the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each of the months specified in the Pricing Supplement, commencing in the third succeeding calendar month following the month in which the Note is issued;

          (c) In the case of a Note that provides for semi-annual interest payments, the Interest Payment Dates shall be the fifteenth day of each of the months specified in the Pricing Supplement, commencing in the sixth succeeding calendar month following the month in which the Note is issued; and

          (d) In the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of the month specified in the Pricing Supplement, commencing in the twelfth succeeding calendar month following the month in which the Note is issued.

          The Regular Record Date with respect to any Interest Payment Date shall be the first day of the calendar month in which such Interest Payment Date occurs, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

          Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

          Promptly after each Regular Record Date, the Trustee will deliver to the Company and the Depository a written notice specifying by CUSIP number the amount of interest to be paid on each Note (other than an Interest Payment Date coinciding with the Maturity Date) and the total of such amounts. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to the Depository in accordance with procedures agreed to by the Depository, such total amount of interest due.

          All interest payments on Book-Entry Notes will be paid by the Trustee to the Depository in accordance with existing arrangements between the Trustee and the

Depository. Thereafter, on each Interest Payment Date, the Depository will pay, in accordance with its operating procedures then in effect, such amounts in funds available for immediate use to the respective participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by the Depository. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by the Depository of the principal of or interest on, the Book-Entry Notes to such participants. If any Interest Payment Date for any Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

          On or about the first Business Day of each month, the Trustee will deliver to the Company and the Depository a written list of principal and interest to be paid on each Global Note representing Book-Entry Notes maturing in the following month. The Trustee, the Company and the Depository will confirm the amounts of such principal and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to the Depository, the principal amount of such Global Note, together with interest due on such Maturity Date.

          If any Maturity Date of a Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date. Promptly after payment to the Depository of the principal and interest due on the Maturity Date of such Global Note and all Book-Entry Notes represented by such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the Indenture and deliver a certificate of destruction to the Company.

          The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the participant, indirect participant in the Depository or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

          Any interest payments on a certificated Note (other than interest on the Maturity Date) will be made by check and mailed by the Company to the person entitled thereto as listed on the Note Register.

     SECTION 4.02. Paying Agents. The Company shall maintain one or more Paying Agents for the payment of the principal of (and premium, if any) and (interest, if any) on the Notes of each series as provided in the terms of the Notes of such series. The Company agrees to keep the Trustee advised of the name and location of each Paying Agent if such Paying Agent is not the Trustee. The Paying Agents shall arrange for the payment, from funds furnished by the Company pursuant to this Indenture, of the principal and interest with respect to the Notes.

          The Company hereby initially appoints Wilmington Trust Company as the Company's Paying Agent for the Book-Entry Notes (the "Paying Agent," which term shall include any successor as Paying Agent for the Book-Entry Notes). The Company reserves the right, subject to the terms of the Notes of any series, to terminate any such appointment at any time as to such series and to appoint any other Paying Agents in respect of the Notes of such series in such places as it may deem appropriate.

     SECTION 4.03. Provisions As To Paying Agents. (a) Whenever the Company shall appoint a paying agent other than the Trustee with respect to the Notes of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

               (1) that it will hold sums held by it as such agent for the payment of the principal of (and premium, if any) or any interest on the Notes of such series (whether such sums have been paid to it by the Company or by any other obligor on the Notes of such series) in trust for the benefit of the persons entitled thereto until such sums shall be paid to such persons or otherwise disposed of as herein provided and will notify the Trustee of the receipt of sums to be so held;

               (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes of such series) to make any payment of the principal of (or premium, if any) or any interest on the Notes of such series when the same shall be due and payable; and

               (3) that at any time when any such failure has occurred and is continuing, it will, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent.

          (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of (and premium, if any) or any interest on the Notes of any series, set aside, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or any interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided. The Company will promptly notify the Trustee of any failure to take such action.

          (c) Whenever the Company shall have one or more paying agents with respect to a series of Notes it will, on or prior to each due date of the principal of (and premium, if any) or any interest on, any Notes, deposit with a paying agent a sum sufficient to pay the principal (an premium, if any) or any interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          (d) Anything in this Section to the contrary notwithstanding, the Company may, at any time for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to one or more or all series of Notes hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such series by it or any paying agent hereunder as required by this Section, such sums to be held by the Trustee upon the trusts herein contained, and upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

          (e) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 12.03 and 12.04.

     SECTION 4.04. Offices for Notices, Etc. As long as any of the Notes remain outstanding, the Company will designate and maintain an office or agency where the Notes may be presented or surrendered for payment, registration of transfer and for exchange as provided in this Indenture and where notices and demands to or upon the Company in respect of the Notes or of this Indenture may be served, other than demands for payment. The Company will give to the Trustee notice of the location of each such office or agency and of any change in the location thereof. In case the Company shall fail to maintain any such office or agency, or shall fail to give such notice of the location or of any change in the location thereof, such notices and demands may be served at the corporate trust office of the Trustee specified in Section 15.03 hereof.

          The Company may also from time to time designate one or more other offices or agencies where the Notes of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Notes of any series for such purposes. The Company will give prompt written notice to the Trustee and the holders of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the principal corporate trust office of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 as the office of the Company where Notes may be presented for payment, for registration or transfer and for exchange as in this Indenture provided and where notices and demands to or upon the Company in respect of the Notes or of this Indenture may be served.

     SECTION 4.05. Determination of Additional Amounts. If Notes provide for the payment of Additional Amounts, the Company will pay to the holder of any Note, Additional Amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Note or net proceeds received on the sale or exchange of any Note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

          If Notes provide for the payment of Additional Amounts, at least 10 days prior to the first interest payment date with respect to those Notes (or, if the Notes of that series will not bear interest prior to maturity (including any maturity occurring by reason of call of redemption or otherwise), the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the Company's principal paying agent or paying agents, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such paying agent or paying agents whether such payment of principal of (and premium, if any) or any interest on those Notes shall be made to holders of those Notes who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Notes. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such holders of those Notes and the Company will pay to the Trustee or such paying agent the Additional Amounts required by this Section. The Company covenants to indemnify the Trustee and any paying agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

                                 ARTICLE FIVE.
                      NOTEHOLDER LISTS AND REPORTS BY THE
                           COMPANY AND THE TRUSTEE.

     SECTION 5.01. Noteholder Lists. The Company will furnish or cause to be furnished to the Trustee, semiannually, not later than January 15 and July 15 in each year and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company or any of its Paying Agents (other than the Trustee in its capacity as a Paying Agent), as to the names and addresses of the holders of Notes of particular series specified by the Trustee as of a date not more than 15 days prior to the time such information is furnished, provided, however, that if and so long as the Trustee shall be the Note Registrar, such list shall not be required to be furnished. At the Trustee's direction, the Company will furnish copies of the same reports to the Depository.

     SECTION 5.02.  Preservation and Disclosure of Lists.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of each series of Notes (i) contained in the most recent list furnished to it as provided in Section 5.01, (ii) received by the Trustee in its capacity as Note Registrar or a Paying Agent or (iii) filed with it within the preceding two years pursuant to Section 5.04(d). The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

          (b) In case three or more holders of Notes (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Note of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Notes of a particular series (in which case the applicants must hold Notes of such series) or with holders of all Notes with respect to their rights under this Indenture or under such Notes and it is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either:

               (1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, or

               (2) inform such applicants as to the approximate number of holders of Notes of such series or all Notes, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection
          (a) of this Section, and as to the approximate cost of mailing to such noteholders the form of proxy or other communication, if any, specified in such application.

          If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each holder of Notes of such series or all Notes, as the case may be, whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection
     (a) of this Section a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission (the "Commission"), together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Notes of such series or all Notes, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Each and every holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Paying Agent, Note Registrar, or any agent of the Company or of the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Notes in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

     SECTION 5.03. Reports by the Company. The Company shall, so long as the Notes are Outstanding:

          (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

          (c) transmit by mail to all the holders of Notes of each series in the manner and to the extent provided in Section 5.04(d) with respect to reports pursuant to Section 5.04(a), within thirty days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company with respect to each such series of Notes pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission. The Company shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     SECTION 5.04.  Reports By The Trustee.

          (a) On or about July 15, 2001 and on or before July 15 of each year thereafter, so long as any Notes are outstanding hereunder, the Trustee shall transmit to the holders of Notes, as provided in subsection (b) of this Section, a brief report that complies with Section 313(a) of the Trust Indenture Act. The Trustee will comply with Section 313(b)(2) of the Trust Indenture Act.

          (b)  Reports pursuant to this Section shall be transmitted by mail:

               (1) to all holders of Notes, as the names and addresses of such holders appear in the Note Register;

               (2) except in the case of reports pursuant to subsection (b) of this Section, to all holders of Notes whose names and addresses are at that time preserved by the Trustee, as provided in 5.02(a).

          (c) A copy of each such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange upon which the Notes are listed and also with the Commission and the Company. The Company agrees to promptly notify the Trustee when and as the Notes become listed on any stock exchange.

          (d) So long as the Notes are issued in Book-Entry form, all reports described in this Article Five shall be delivered to the Depository, as holder of the Notes.

                                 ARTICLE SIX.
                                   REMEDIES.

     SECTION 6.01. Events of Default. The term "Event of Default," whenever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company under the Federal Bankruptcy laws, as now constituted or as hereafter amended, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

          (b) the filing by the Company of a petition or answer or consent seeking relief under the Federal Bankruptcy laws, as now constituted or hereafter amended, or the consent by it to the institution of proceedings thereunder or to the filing of any such petition.

     SECTION 6.02. Acceleration of Maturity, Rescission and Annulment. If an Event of Default occurs and is continuing, then and in every such case the Trustee or the holders of not less than 25% in principal amount of the Notes Outstanding may declare the principal (or, if any of the Notes of that series are Original Issue Discount Notes, such portion of the principal amount of such Notes as may be specified in the terms thereof) of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the noteholders), and upon any such declaration such principal (or specified amount) shall become immediately due and payable.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the holders of a majority in principal amount of the Notes Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                    (i)   all overdue installments of interest on all Notes,

                    (ii) the principal of any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by such Notes,

                    (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by such Notes, and

                    (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

          (b)  all Events of Default have been cured or waived as provided in
          Section 6.13.

          No such rescission shall affect any subsequent default or impair any right consequent thereon.

          Upon receipt by the Trustee of any such a declaration of acceleration, or rescission and annulment thereof, with respect to Notes of a series all or part of which is

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

represented by a global Note, the Trustee shall establish a record date for determining holders of Notes of such series Outstanding entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be at the close of business on the day the Trustee receives such declaration of acceleration, or rescission and annulment, as the case may be. The holders on such record date, or their duly designated proxies, and only such persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such holders remain holders after such record date, provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date, such declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a holder, or a proxy of a holder, from giving, after expiration of such 90-day period, a new declaration of acceleration, or rescission or annulment thereof, as the case may be, that is identical to a declaration of acceleration, or rescission or annulment thereof, which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 6.02.

     SECTION 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

          (a) default is made in the payment of any installment of interest on any Notes when such interest becomes due and payable and such default continues for a period of 30 days, or

          (b) default is made in the payment of the principal of any Note at the maturity thereof, including any maturity occurring by reason of a call for redemption or otherwise, or

          (c) the Company defaults in the performance, or breach, of any of its other covenants or agreements in the Note or in this Indenture and such default or breach continues for a period of 90 days after the date on which written notice of such Company to remedy the same and stating that such notice is a "Notice of Default" hereunder, shall have been given by registered mail to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding, the Company will, upon demand of the Trustee, pay to it, for the benefit of the holders of such Notes appertaining thereto, the whole amount that shall have become due and payable on such Notes for principal and interest, with interest upon the overdue principal, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by such Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceedings to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the noteholders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          Notwithstanding any provision in this Section 6.03 to the contrary, neither the Trustee nor the noteholders shall have the right to accelerate payment of any Notes of any series Outstanding or otherwise to declare such Notes immediately due and payable, except as set forth in Section 6.02 above.

     SECTION 6.04.  Trustee May File Proofs of Claim.

          In the case of the pendency of a receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of principal (and premium, if any) and any interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the holders of Notes allowed in such judicial proceeding; and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each holder of Notes to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06. To the extent that such payment of reasonable compensation, expenses, disbursements, advances and other amounts out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan or reorganization or arrangements or otherwise.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder of a Note any plan of reorganization, arrangement, adjustment or compensation affecting the Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder of a Note in any such proceeding.

     SECTION 6.05. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Notes in respect of which such judgment has been recovered.

     SECTION 6.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or any interest, upon presentation of the Notes, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  To the payment of all amounts due the Trustee under Section
     7.06;

          SECOND: Subject to Article Sixteen, to the payment of the amounts then due and unpaid for principal of (and premium, if any) and any interest on the Notes, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes, for principal (and premium, if any) and any interest, respectively; and

          THIRD: To the Company or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

     SECTION 6.07. Limitation on Suits. No holder of any Note of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (a) such holder has previously given written notice to the Trustee of a continuing Default;

          (b) the holders of not less than 25% in aggregate principal amount of the Outstanding Notes, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such holder or holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceedings; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more such holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such holders of Notes or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such holders of Notes.

     SECTION 6.08. Unconditional Right of Noteholders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture but subject to the provisions of Article Sixteen, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.02 and 4.01) any interest on such Notes on the respective stated maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

     SECTION 6.09. Restoration of Rights and Remedies. If the Trustee or any holder of a Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such holder, then and in every such case the Company, the Trustee and the holders of Notes shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the holders shall continue as though no such proceeding has been instituted.

     SECTION 6.10.  Rights and Remedies Cumulative. Except as provided in
Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 6.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any holder of any Note to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Notes, as the case may be.

     SECTION 6.12. Control by Noteholders. The holders of a majority in principal amount of Outstanding Notes of each series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such series, provided that

          (a) such direction shall not be in conflict with any statute, rule of law or with this Indenture;

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

          (c) subject to the provisions of Section 7.01, the Trustee need not take any action which it in good faith determines might involve it in personal liability or be unjustly prejudicial to the holders not consenting.

          Upon receipt by the Trustee of any such direction with respect to Notes of a series all or part of which is represented by a Global Note, the Trustee shall establish a record date for determining holders of Outstanding Notes of such series entitled to join in such direction, which record date shall be at the close of business on the day the Trustee receives such direction. The holders on such record date, or their duly designated proxies, and only such persons, shall be entitled to join in such direction, whether or not such holders remain holders after such record date, provided that, unless such majority in principal amount shall have been obtained prior to the day which is 90 days after such record date, such direction shall automatically and without further action by any holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a holder, or a proxy of a holder, from giving, after expiration of such 90-day period, a new direction identical to a direction which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 6.12.

     SECTION 6.13. Waiver of Past Defaults. The holders of a majority in principal amount of the Outstanding Notes of each series may, on behalf of the holders of all the Notes, waive any past default hereunder and its consequences, except a default

          (a) in the payment of the principal of (premium, if any) or any interest on any Note, or

          (b) in respect of a covenant or provision hereof that pursuant to Article Ten cannot be modified or amended without the consent of the holder of each Outstanding Note affected.

          Upon any such waiver, such default shall cease to exist, and any Default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     SECTION 6.14. Undertaking for Costs. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any holder, or group of holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any holder of any Notes for the enforcement of the payment of the principal of (premium, if any) or any interest on any Note on or after the respective stated maturities expressed in such Note (or, in the case of redemption, on or after the redemption date except, in the case of a partial redemption, with respect to the portion not so redeemed).

     SECTION 6.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension laws wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                ARTICLE SEVEN.
                            CONCERNING THE TRUSTEE.

     SECTION 7.01.  Duties And Responsibilities of Trustee.

          (a) The Trustee, prior to the occurrence of a Default or an Event of Default with respect to a particular series of Notes and after the curing of all Defaults or Events or Default with respect to such series which may have occurred, undertakes to perform such duties and only such duties with respect to such series as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (b) In case a Default or an Event of Default with respect to a particular series of Notes has occurred (which has not been cured), the Trustee shall exercise with respect to such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provisions of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (i) this Section 7.01 (c) shall not be construed to limit the effect of Section 7.01 (a);

                    (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (iii) the Trustee shall not be liable with respect to any
               action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of Notes Outstanding pursuant to Section 6.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          (d) No provision of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 7.02. Reliance on Documents, Opinions, Etc. Subject to the provisions of Section 7.01:

          (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order; and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company; and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (c) the Trustee may consult with counsel of its selection and the advice of counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the noteholders, pursuant to the provisions of this Indenture, unless such noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

          (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company pertaining to the Notes, personally or by agent or attorney;

          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (g) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

          (h) except in connection with compliance with Sections 310 or 311 of the Trust Indenture Act, the Trustee shall only be charged with knowledge of Responsible Officers.

     SECTION 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes other than the Trustee's certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes provided that the Trustee shall not be relieved of its duty to authenticate Notes only as authorized by this Indenture. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

     SECTION 7.04. Ownership of Notes. The Trustee, or any agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights, subject to Section 7.08 and Section 7.13, it would have if it were not Trustee or an agent of the Company or of the Trustee.

     SECTION 7.05.  Moneys To Be Held in Trust. Subject to the provisions of
Section 12.04 hereof, all moneys received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

     SECTION 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation, and, except as otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Company also covenants to indemnify the Trustee, its officers, directors and employees for, and to hold them harmless against, any loss, liability or reasonable expense incurred without negligence or bad faith on the part of the Trustee or such officer, director and employee arising out of or in connection with the acceptance or administration of this trust or the performance of their duties hereunder, including the reasonable costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section to compensate the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes.

          When the Trustee incurs expenses or renders services after an Event of Default, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

          The provisions of this Section shall survive the termination of this Indenture.

     SECTION 7.07. Officers' Certificate as Evidence. Subject to the provisions of Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

     SECTION 7.08. Conflicting Interest of Trustee. The Trustee for the Notes of any series issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of said Section 310(b).

     SECTION 7.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States or of any State or Territory thereof or of the District of Columbia, which (a) is authorized under such laws to exercise corporate trust powers and (b) is subject to supervision or examination by Federal, State, Territorial or District of Columbia authority and (c) shall have at all times a combined capital and surplus of not less than five million dollars. If such corporation publishes reports of condition at least annually, pursuant to law, or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation at any time shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

     SECTION 7.10. Resignation or Removal of Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Notes by giving written notice of resignation to the Company. Upon receiving such notice of resignation the Company shall promptly appoint a successor trustee with respect to the applicable series of Notes by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within thirty days after the receipt of such notice of resignation by the Company, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any holder of Notes who has been a bona fide holder of a Note or Notes of the applicable series for at least six months may subject to the provisions of Section 6.04, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b)  In case at any time any of the following shall occur:

               (1)  the Trustee shall fail to comply with the provisions of
          Section 7.08 with respect to any series of Notes after written request therefor by the Company or by any noteholder who has been a bona fide holder of a Note or Notes of such series for at least six months, or

               (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 with respect to any series of Notes and shall fail to resign after written request therefor by the Company or by any such noteholder, or

               (3) the Trustee shall become incapable of acting with respect to any series of Notes, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to the applicable series of Notes and appoint a successor trustee with respect to such series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.04, any noteholder of such series who has been a bona fide holder of a Note or Notes of the applicable series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (c) The holders of a majority in aggregate principal amount of the Notes of all series (voting as one class) at the time outstanding may at any time remove the Trustee with respect to Notes of all series and appoint a successor trustee with respect to the Notes of all series.

          (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon the appointment of a successor trustee and the acceptance of appointment by the successor trustee as provided in Section 7.11.

          (e) The Trustee shall be paid all amounts owed to it upon its removal or resignation.

     SECTION 7.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

          In case of the appointment hereunder of a successor trustee with respect to the Notes of one or more (but not all) series, the Company, the predecessor Trustee and each successor trustee with respect to the Notes of any applicable series shall execute and deliver a Supplemental Indenture which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Notes of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such Supplemental Indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee. The Trustee shall not be liable for the acts or omissions of any successor trustee.

          No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

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

          Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall give notice of the succession of such trustee hereunder to all holders of Notes of any applicable series in the manner provided in Section 1.02. If the Company fails to give such notice in the prescribed manner within 10 days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be so given at the expense of the Company.

     SECTION 7.12. Successor By Merger, Etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified under the provisions of Section
7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor trustee had itself authenticated the Notes.

     SECTION 7.13. Limitations on Rights of Trustee as Creditor. The Trustee shall be subject to and shall comply with Section 311(a) of the Trust Indenture Act.

     SECTION 7.14. Notice of Default. Within 90 days after the occurrence of any default hereunder with respect to Notes of any series, the Trustee shall transmit to all noteholders of such series, in the manner and to the extent provided in Section 1.02, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that except in the case of a default in the payment of the principal of (or premium, if any) or any interest of any Notes of such series, or on the payment of any sinking or purchase fund installment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the noteholders of such series; and provided, further, that in the case of any default of the character specified in clause (c) of Section 6.03 no such notice to noteholders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, a Default or an Event of Default with respect to Notes of such series.

                                ARTICLE EIGHT.
                          CONCERNING THE NOTEHOLDERS.

     SECTION 8.01. Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes of any or all series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of noteholders duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of noteholders.

          In determining whether the holders of a specified percentage in aggregate principal amount of the Notes have taken any action (including the making of any demand or request, the waiving of any notice, consent or waiver or the taking of any other action), the principal amount of a Note denominated in a foreign currency or currency unit shall be the U.S. Dollar equivalent, determined as of the date of original issuance of such Note, of the principal amount of such Note.

     SECTION 8.02. Proof of Execution By Noteholders. Subject to the provisions of Sections 7.01, 7.02 and 9.05, proof of the execution of any instrument by a noteholder or its agent or proxy shall be sufficient if made in accordance with this Section 8.02. The fact and date of the execution by any such person of any instrument may be proved by the certificate of any notary public, or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths, that the person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer or by a certificate of any officer of any trust company, bank, banker or recognized securities dealer, satisfactory to the Trustee, who witnessed such execution. If such execution is by an officer of a corporation, association or trust, a trustee of a trust or a member of a partnership on behalf of such corporation, association, trust or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

          The ownership of the Notes shall be proved by the Note Register or by a certificate of the Note Registrar.

          The record of any noteholders' meeting shall be proved in the manner provided in Section 9.06.

     SECTION 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee and any agent of the Company or of the Trustee may deem the holder of any Note to be, and may treat him as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon), for the purpose of receiving payment of or on account of the principal of and interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.

     SECTION 8.04. Company-Owned Notes Disregarded. In determining whether the holders of the required aggregate principal amount of Notes have concurred in any direction, consent or waiver under this Indenture, Notes which are owned by the Company or any other obligor on the Notes, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes, shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Notes which a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

     SECTION 8.05. Revocation of Consents; Future Noteholders Bound. At any time prior to the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note the identifying number of which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Note issued in exchange or substitution therefor irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Notes of each series affected thereby.

     SECTION 8.06. Record Date. The Company may, but shall not be obligated to, set a record date for purposes of determining the identity of noteholders of any series entitled to vote or consent to any action by vote or consent or to otherwise take any action under this Indenture authorized or permitted under this Indenture. Such record date shall be the later of the date twenty days prior to the first solicitation of such consent or vote or other action or the date of the most recent list of holders of such Notes delivered to the principal corporate trust office of the Trustee pursuant to Section 5.01 prior to such solicitation. If such a record date is fixed, those persons who were noteholders at the close of business on such record date shall be entitled to vote or consent or take such other action, or to revoke any such action, whether or not such persons continue to be holders after such record date, and for that purpose the outstanding Notes shall be computed as of such record date.

                                 ARTICLE NINE.
                            NOTEHOLDERS' MEETINGS.

     SECTION 9.01. Purposes of Meetings. A meeting of noteholders of any or all series may be called at any time and from time to time pursuant to the provisions of this Article for any of the following purposes:

               (1) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by noteholders pursuant to any of the provisions of Article Six;

               (2) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Seven;

               (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

               (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes of any or all series, as the case may be, under any other provision of this Indenture or under applicable law.

     SECTION 9.02. Call of Meetings By Trustee. The Trustee may at any time call a meeting of noteholders of any or all series to take any action specified in Section 9.01, to be held at such time and at such place in the Borough of Manhattan, the City of New York or in the City of Wilmington, Delaware, as the Trustee shall determine. Notice of every meeting of the noteholders of any or all series, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.02, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

     SECTION 9.03. Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a Board Resolution, or the holders of at least 10% in aggregate principal amount of the Notes of any or all series, as the case may be, then outstanding, shall have requested the Trustee to call a meeting of noteholders of any or all series to take any action authorized in Section 9.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 30 days after receipt of such request, then the Company or the holders of such Notes in the amount above specified may determine the time and the place in said Borough of Manhattan or City of Wilmington, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in Section 9.02.

     SECTION 9.04. Qualification For Voting. To be entitled to vote at any meeting of noteholders a person shall be a holder of one or more Notes of a series with respect to which a meeting is being held or a person appointed by an instrument in writing as proxy by such a holder. The only persons who shall be entitled to be present or to speak at any meeting of the noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     SECTION 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by noteholders as provided in Section 9.03, in which case the Company or the noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

          Subject to the provisions of Sections 8.01 and 8.04, at any meeting each noteholder or proxy shall be entitled to one vote for each $1,000 (or the U.S. Dollar equivalent thereof in connection with Notes issued in a foreign currency or currency unit) Outstanding principal amount of Notes held or represented by him, provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a noteholder or proxy. Any meeting of noteholders duly called pursuant to the provisions of Section 9.02 or 9.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

     SECTION 9.06. Voting. The vote upon any resolution submitted to any meeting of noteholders shall be by written ballot on which shall be subscribed the signatures of the noteholders or proxies and on which shall be inscribed the identifying number or numbers or to which shall be attached a list of identifying numbers of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.

          A record in duplicate of the proceedings of each meeting of noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.02. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                 ARTICLE TEN.
                            SUPPLEMENTAL INDENTURES

     SECTION 10.01. Supplemental Indentures Without Consent of Noteholders. The Company, and the Trustee may from time to time and at any time enter into an indenture or Supplemental Indenture (which shall conform to the provisions of the Trust Indenture Act of 1939) for one or more of the following purposes:

          (a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Eleven hereof;

          (b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the holders of all, or any series of, Notes, and to make the occurrence, or the occurrence and continuance, of a Default in any of such additional covenants, restrictions, conditions or provisions a Default or an Event of Default with respect to Notes of any or all series permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth, with such period of grace, if any, and subject to such conditions as such Supplemental Indenture may provide;

          (c) to add to or change any of the provisions of this Indenture to provide for the issuance under this Indenture of Notes, whether or not then outstanding, in bearer form, to add, modify or eliminate any restrictions on the payment of principal of Notes in registered form, and to provide for exchangeability of such Notes with Notes issued hereunder and to make all appropriate changes for such purpose to permit or facilitate the issuance of Notes in uncertificated form, provided any such action shall not adversely affect the interests of the holders of Notes of any series in any material respect;

          (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any Supplemental Indenture which may be defective or inconsistent with any other provision contained herein or in any Supplemental Indenture; or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of the holders of the Notes including provisions necessary or desirable to provide for or facilitate the administration of the trusts hereunder;

          (e) to evidence and provide for the acceptance and appointment hereunder by a successor trustee with respect to the Notes of one or more series and to add or change any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to Section 7.11;

          (f) to change or eliminate any provision of this Indenture, provided that any such change or elimination (i) shall become effective only when there is no Note outstanding of any series created prior to the execution of such Supplemental Indenture which is entitled to the benefit of such provision or (ii) shall not adversely apply to any Note outstanding;

          (g) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act, or under any similar Federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act or any corresponding provision in any similar Federal statute hereafter enacted;

          (h) to add to, delete from, or revise the terms of Notes of any series as permitted by Section 2.01, including, without limitation, any terms relating to the issuance, exchange, registration or transfer of Notes issued in whole or in part in the form of one of more Global Notes and the payment of any principal thereof, or interest (or premium), if any, thereon;

          (i) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (j) to provide for the issuance of and establish the form and terms and conditions of the Notes of any series, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or any series of Notes, or to add to the rights of the holders of any series of Notes.

          The Trustee is hereby authorized to join with the Company in the execution of any such Supplemental Indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such Supplemental Indenture which adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. No Supplemental Indenture shall be effective as against the Trustee unless and until the Trustee has duly executed and delivered the same.

          Any Supplemental Indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

     SECTION 10.02. Supplemental Indentures With Consent of Noteholders. With the consent (evidenced as provided in Section 8.01) of the holders of not less than

66 2/3% in aggregate principal amount of the Notes of all series at the time outstanding affected by a Supplemental Indenture (voting as one class), the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or Supplemental Indenture (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any Supplemental Indenture or of modifying in any manner the rights of the holders of the Notes of each such series; provided, however, that no such Supplemental Indenture shall (i) extend the fixed maturity of any Notes, or reduce the principal amount thereof (and premium, if any) or reduce the rate or extend the time of payment of any interest thereon, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any such Supplemental Indenture, or the percentage required for the consent of the holders pursuant to
Section 6.13 to waive defaults, without the consent of the holders of each Note so affected.

          Upon the request of the Company, accompanied by a copy of a Board Resolution certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such Supplemental Indenture, and upon the filing with the Trustee of evidence of the consent of noteholders as aforesaid, the Trustee shall join with the Company in the execution of such Supplemental Indenture unless such Supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such Supplemental Indenture.

          It shall not be necessary for the consent of the noteholders under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          Promptly after the execution by the Company and the Trustee of any Supplemental Indenture pursuant to the provisions of this Section, the Company shall give notice thereof in the manner provided in Section 1.02, setting forth in general terms the substance of such Supplemental Indenture to all noteholders of each series so affected. Any failure of the Company so to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

     SECTION 10.03. Compliance With Trust Indenture Act; Effect of Supplemental Indentures. Any Supplemental Indenture executed pursuant to the provisions of this Article Ten shall comply with the Trust Indenture Act. Upon the execution of any Supplemental Indenture pursuant to the provisions of this Article Ten, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such Supplemental Indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes. The Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel or a Company Order and Opinion of Counsel as conclusive evidence that any such Supplemental Indenture complies with the provisions of this Article Ten.

     SECTION 10.04. Notation on Notes. Notes of any series authenticated and delivered after the execution of any Supplemental Indenture pursuant to the provisions of this Article Ten may bear a notation in form approved by the Company as to any matter provided for in such Supplemental Indenture. New Notes of any series so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such Supplemental Indenture may be prepared by the Company, authenticated by the Trustee and delivered, without charge to the noteholders, in exchange for the Notes of such series then Outstanding.

                                ARTICLE ELEVEN.
                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     SECTION 11.01. Company May Consolidate, Etc., on Certain Terms. The Company covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person unless (i) either the Company shall be the continuing corporation, or the successor corporation (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a state thereof and such corporation shall expressly assume the due and punctual payment of the principal of and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by Supplemental Indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

     SECTION 11.02. Successor Corporation to be Substituted for Company. In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes, so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes, if any, theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

          In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

     SECTION 11.03. Opinion of Counsel to be Given Trustee. The Trustee, subject to the provisions of Sections 7.01 and 7.02, shall receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article Eleven and that all conditions precedent herein provided for relating to such transaction have been complied with.

                                ARTICLE TWELVE.
          SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS.

     SECTION 12.01. Discharge of Indenture. If at any time (a) the Company shall have delivered to the Trustee for cancellation all Notes of any series theretofore authenticated (other than any Notes of such series appertaining thereto which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08) or (b) all such Notes of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit or cause to be deposited with the Trustee as trust funds the entire amount (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 12.04) sufficient to pay at maturity or upon redemption all Notes of such series not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest, if any, due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to such series, then this Indenture shall cease to be of further effect with respect to the Notes of such series, and the Trustee, on demand of and at the cost and expense of the Company and subject to Section 1.02, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Notes of such series. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Notes of such series. Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes of any series or of all series, the obligations of the Company to the Trustee under Section 7.06 shall survive.

          The Company will deliver to the Trustee an Officers' Certificate and an Opinion of Counsel which together shall state that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     SECTION 12.02. Deposited Moneys To Be Held In Trust By Trustee. All moneys deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the

Company if acting as its own Paying Agent), to the holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any.

     SECTION 12.03. Paying Agent to Repay Moneys Held. In connection with the satisfaction and discharge of this Indenture with respect to Notes of any series, all moneys with respect to such Notes then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

     SECTION 12.04. Return of Unclaimed Moneys. Any moneys deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest, if any, on any Note and not applied but remaining unclaimed for two years after the date upon which such principal (and premium, if any) or interest, if any, shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee or such Paying Agent on demand, and the holder of such Note shall thereafter look only to the Company for any payment which such holder may be entitled to collect and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

     SECTION 12.05. Satisfaction, Discharge and Defeasance of Notes of Any Series. Unless, as specified pursuant to Section 2.01, provision is made that defeasance of the Notes of a series under this section shall not apply to the Notes of such series, this Section 12.05 shall be applicable to the Outstanding Notes of all series upon compliance with the conditions set forth below.

          At the Company's option, either (a) the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Notes of any such series and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness or (b) the Company shall cease to be under any obligation to comply with any term, provision, condition or covenant specified as contemplated by Section 2.01, when

               (1)  either

               (A) with respect to all outstanding Notes of such series, (i) the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount (in such currency in which such outstanding Notes are then specified as payable at stated maturity) sufficient to pay and discharge the entire indebtedness of all outstanding Notes of such series for principal (and premium, if any) and interest, if any, to the stated maturity or any Redemption Date as contemplated by the last paragraph of this Section 12.05, as the case may be; or (ii) the Company has deposited or caused to be deposited with the Trustee as obligations in trust for the purpose such amount of direct noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is fully guaranteed by, the United States of America, or to the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged, maturing as to principal and interest in such amounts and at such times as will, together with the income to accrue thereon (but without reinvesting any proceeds thereof), be sufficient to pay and discharge the entire indebtedness on all outstanding Notes of such series for principal (and premium, if any), interest, if any, to the stated maturity or any Redemption Date as contemplated by the last paragraph of this Section 12.05, as the case may be; or

               (B) the Company has properly fulfilled such other terms and conditions to the satisfaction and discharge as is specified, as contemplated by Section 2.01, as applicable to the Notes of such series, and

               (2) The Company has paid or caused to be paid all other sums payable with respect to the outstanding Notes of such series, and

               (3) The Company has delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding Notes of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred, and

               (4) The Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all outstanding Notes of any such series have been complied with.

          Any deposits with the Trustee referred to in Section 12.05(1)(A) above shall be irrevocable and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee. If any outstanding Notes of such series are to be redeemed prior to their stated maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement or otherwise, the applicable escrow trust agreement shall provide therefore and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

                               ARTICLE THIRTEEN.
             IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND
                                  DIRECTORS.

     SECTION 13.01. Indenture and Notes Solely Corporate Obligations. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the holders thereof and as part of the consideration for the issue of the Notes.

                               ARTICLE FOURTEEN.
                     CONVERSION OF CONVERTIBLE SECURITIES.

     SECTION 14.01. Applicability of Article. If a Board Resolution or Supplemental Indenture pursuant to Section 2.01 provides that the Notes of a series shall be Convertible Securities, Notes of such series shall be convertible in accordance with their terms and (except as otherwise specified in such a Board Resolution or Supplemental Indenture) in accordance with this Article.

     SECTION 14.02. Right to Convert. Subject to and upon compliance with the provisions of this Article, the holder of any Convertible Security shall have the right, at such holder's option, at any time prior to the close of business on the date set forth in the Board Resolution or supplemental Indenture delivered pursuant to Section 2.01 hereof (or if such Convertible Security is called for redemption or submitted for repayment pursuant to the Repayment Option, then in respect of such Convertible Security to and including but not after the close of business on the Redemption Date or the date the irrevocable notice of exercise of the Repayment Option is delivered to the Company, as the case may be, unless the Company shall default in the payment due) to convert the principal amount of any such Convertible Security, or, in the case of any Convertible Security of a denomination greater than $1,000, any portion of such principal which is $1,000 or an integral multiple thereof, into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Convertible Security or portion thereof surrendered for conversion by the Conversion Price, by surrender of the Convertible Security so to be converted in whole or in part in the manner provided in Section 14.03. Such conversion shall be effected by the Company.

     SECTION 14.03. Exercise of Conversion Privilege; Delivery of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion privilege, the holder of any Convertible Security to be converted in whole or in part shall surrender such Convertible Security at an office or agency maintained by the Company pursuant to Section 4.04, accompanied by the funds, if any, required by the last paragraph of this Section, together with written notice of conversion in the form provided on the Convertible Securities, that the holder elects to convert such Convertible Security or the portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be deliverable on such conversion shall be registered, and shall be accompanied by transfer taxes, if required pursuant to Section 14.08. Each Convertible Security surrendered for conversion shall, unless the shares deliverable on conversion are to be registered in the same name as the registration of such Convertible Security, be duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or such holder's duly authorized attorney.

          As promptly as practicable after the surrender of such Convertible Security and the receipt of such notice and funds, if any, as aforesaid, the Company shall deliver at such office or agency to such holder, or on such holder's written order, a certificate or certificates for the number of full shares deliverable upon the conversion of such Convertible Security or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any factional interest in respect of a share of Common Stock arising upon such conversion as provided in Section 14.04. In case any Convertible Security of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Convertible Security so surrendered, without charge to such Holder, a new Convertible Security or Convertible Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Convertible Security.

          Each conversion shall be deemed to have been effected on the date on which such Convertible Security shall have been surrendered (accompanied by the funds, if any, required by the last paragraph of this Section) and such notice shall have been received by the Company, as aforesaid, and the person in whose name any certificate or certificates for shares of Common Stock shall be registrable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person in whose name the certificates are to be registered as the record holder thereof for all purposes on the next succeeding day on which stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Convertible Security shall have been surrendered.

          Any Convertible Security or portion thereof surrendered for conversion during the period from the close of business on the Regular Record Date for any Interest Payment Date shall (unless such Convertible Security or portion thereof being converted shall have been called for redemption or submitted for repayment pursuant to the Repayment Option on a date in such period) be accompanied by payment, in legal tender or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default on the payment of interest on the Convertible Securities. An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the holder of such Convertible Security on such Regular Record Date; provided, however, that if the Company shall default in the payment of interest on such Interest Payment Date, such amount shall be paid to the person who made such required payment. Except as provided above in this Section, no adjustment shall be made for interest accrued on any Convertible Security converted or for dividends on any shares issued upon the conversion of such Convertible Security as provided in this Article.

     SECTION 14.04. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be delivered upon conversion of Convertible Securities. If more than one Convertible Security shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Convertible Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be deliverable upon the conversion of any Convertible Security or Convertible Securities, the Company shall make an adjustment therefor in cash at the current market value of such fractional share of stock. The market value of a share of Common Stock shall be the Closing Price on the Business Day immediately preceding the day on which the Convertible Securities (or specified portions thereof) are deemed to have been converted.

     SECTION 14.05. Conversion Price. The Conversion Price shall be as specified in the form of Convertible Security hereinafter set forth, subject to adjustment as provided in this Article.

     SECTION 14.06. Adjustment to Conversion Price. The Conversion Price shall be adjusted from time to time as follows:

          (a) In case the Company shall (i) pay a dividend or make a distribution on the Common Stock in shares of its Capital Stock (whether shares of Common Stock or of Capital Stock of any other class), (ii) subdivide or reclassify its outstanding Common Stock into a greater number of securities (including Common Stock), or (iii) combine or reclassify its outstanding Common Stock into a smaller number of securities (including Common Stock), the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any Convertible Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Capital Stock of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Convertible Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination. If, as a result of an adjustment made pursuant to this subsection (a), the holder of any Convertible Security thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of Capital Stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be described in a written statement filed with the Trustee and any conversion agent) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of Capital Stock.

          In the event that at any time, as a result of an adjustment made pursuant to this subsection (a) of this Section 14.06, the holder of any Convertible Security thereafter converted shall become entitled to receive any shares or other securities of the Company other than shares of Common Stock, thereafter the number of such other shares so received upon conversion of any Convertible Security shall be subject to adjustment from time to time in any manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 14.06, and other provisions of this Article Fourteen with respect to the shares of Common Stock shall apply on like terms to any such other shares or other securities.

          (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock (or securities convertible into Common Stock) entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Common Stock at a price per share (or a conversion price per share) less than the current market price per share of Common Stock (as defined in subsection
     (d) below) at such record date, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered (or the aggregate initial conversion price of the convertible securities so offered) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible). Such adjustment shall be made successively whenever such a record is fixed, and shall become effective immediately after such record date. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such current market price, and in determining the aggregate offering price of such shares, there shall be taken into account any consideration determined by the Board of Directors of the Company. Common Stock owned by or held for the account of the Company or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required under this subsection (b).

          (c) In case the Company shall fix a record date for making a distribution to all holders of its Common Stock evidences of its indebtedness or assets (excluding regular quarterly or other periodic or recurrent cash dividends or distributions paid from retained earnings of the Company or dividends or distributions referred to in subsection (a) above) or rights or warrants to subscribe or purchase (excluding those referred to in subsection (b) above), then in each case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the current market price per share (as defined in subsection (d) below) of the Common Stock on such record date less the then fair market value (as determined by the Board of Directors of the Company whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator shall be the current market price per share (as defined in subsection (d) below) of the Common Stock. Such adjustment shall be made successively when ever such a record date is fixed and shall become effective immediately after such record date. Notwithstanding the foregoing, in the event that the Company shall distribute any rights or warrants to acquire Capital Stock ("Rights") pursuant to this subsection
     (c), the distribution of separate certificates representing such Rights subsequent to their initial distribution (whether or not such distribution shall have occurred prior to the date of the issuance of such Convertible Securities) shall be deemed to be the distribution of such Rights for purposes of this subsection (c); provided that the Company may, in lieu of making any adjustment pursuant to this subsection (c) upon a distribution of separate certificates representing such Rights, make proper provision so that each holder of such Convertible Security who converts such Convertible Security (or any portion thereof) (i) before the record date for such distribution of separate certificates shall be entitled to receive upon such conversion shares of Common Stock issued with Rights and (ii) after such record date and prior to the expiration, redemption or termination of such Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the same number of such Rights as would a holder of the number of shares of Common Stock that such Convertible Security so converted would have entitled the holder thereof to purchase in accordance with the terms and provisions of and applicable to the Rights if such Convertible Security were converted immediately prior to the record date for such distribution. Common Stock owned by or held for the account of the Company or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required under this subsection (c).

          (d) For the purpose of any computation under subsection (b) and (c) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily Closing Prices for the thirty Business Days ending the second day immediately before the day in question. The Closing Price for any day shall be (i) if the Common Stock is listed or admitted for trading on any national securities exchange or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the last sale price (regular way), or the average of the closing bid and ask prices if no sale occurred, of Common Stock on the principal securities exchange on which the Common Stock is listed, (ii) if not listed as described in (i), the mean between the closing high bid and low asked quotations of Common Stock on NASDAQ, or any similar system or automated dissemination of quotations of securities prices then in common use, if so quoted, or (iii) if not quoted as described in clause (ii), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least 5 of the 10 preceding days. If none of the conditions set forth above is met, the Closing Price of Common Stock on any day or the average of such Closing Prices for any period shall be the fair market value of Common Stock as determined by the Board of Directors of the Company.

          (e) (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection (e)(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; further provided, however, that any adjustments which by reason of this subsection (e)(i) are not otherwise required to be made shall be made no later than 3 years after the date on which occurs an event that requires an adjustment to be made or carried forward.

                      (ii) All calculations under this Article Fourteen shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 14.06 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 14.06, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

          (f) Whenever the Conversion Price is adjusted, as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each Convertible Security at such holder's last address appearing on the Note Register provided for in Section 2.07 of this Indenture.

          (g) In any case in which this Section 14.06 provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) delivering to the holder of any Convertible Security converted after such record date and before the occurrence of such event the additional shares of Common Stock deliverable upon such conversion by reason of the adjustment required by such event over and above the Common Stock deliverable upon such conversion before giving effect to such

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

     adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 14.04, provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's rights to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment. If such event does not occur, no adjustments shall be made pursuant to this Section 14.06.

     SECTION 14.07. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock deliverable upon conversion of the Convertible Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, but including any change in the shares of Common Stock into two or more classes or series of securities), (ii) any consolidation or merger to which the Company is a party (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of its Common Stock) or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation; then the Company or such successor or purchasing corporation, as the case may be, shall execute with the Trustee a Supplemental Indenture (which shall conform to the Trust Indenture Act as in force at the date of execution of such Supplemental Indenture and comply with the provisions of Article Ten) providing that each Convertible Security shall be convertible into the kind and amount of shares of stock and other securities or property, including cash, receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of a number of shares of Common Stock deliverable upon conversion of such Convertible Securities immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such Supplemental Indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The Company shall cause notice of the execution of such Supplemental Indenture to be mailed to each holder of Convertible Securities, at his last address appearing on the Note Register provided for in Section 2.07 of this Indenture.

          The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers and sales.

     SECTION 14.08. Taxes on Shares Issued. The delivery of stock certificates on conversion of Convertible Securities shall be made without charge to the holder converting a Convertible Security for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the delivery of stock registered in any name other than of the holder of any Convertible Security converted, and the Company shall not be required to deliver any such stock certificate unless and until the person or persons requesting the delivery thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

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

     SECTION 14.09. Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company covenants that all shares of Common Stock which may be delivered upon conversion of Convertible Securities will upon delivery be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

          The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Convertible Securities hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly delivered upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

          The Company further covenants that it will, if permitted by the rules of any national stock exchange or the National Association of Securities Dealers, Inc., qualify for trading on any national stock exchange or NASDAQ on which the common stock is qualified for trading, upon official notice of issuance, all Common Stock deliverable upon conversion of the Convertible Securities.

     SECTION 14.10. Responsibility of Trustee. Neither the Trustee nor any authenticating agent nor any conversion agent shall at any time be under any duty or responsibility to any holder of Convertible Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any Supplemental Indenture provided to be employed, in making the same. Neither the Trustee nor any authenticating agent nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be delivered upon the conversion of any Convertible Security; and neither the Trustee nor any authenticating agent nor any conversion agent makes any representation with respect thereto. Subject to the provisions of Section 7.01, neither the Trustee nor any authenticating agent nor any conversion agent shall be responsible for any failure of the Company to deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Convertible Security for the purpose of conversion or for any failure of the Company to comply with any of the covenants contained in this Article.

     SECTION 14.11.  Notice to Holders Prior to Certain Actions.  In case:

          (a) the Company shall declare a dividend (or any other distribution) on the Common Stock (other than in cash out of its current or retained earnings); or

          (b) the Company shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

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

          (c) of any reclassification or change of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or, of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Corporation is required or for the sale or transfer of all or substantially all of the assets of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; the Company shall cause to be filed with the Trustee and the Company shall cause to be mailed to each holder of Convertible Securities at his last address appearing on the Note Register provided for in Section 2.07 of this Indenture, as promptly as possible but in any event no less than fifteen days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up or any adjustment in the Conversion Price required by this Article Fourteen.

     SECTION 14.12. Covenant to Reserve Shares. The Company covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall then be deliverable upon the conversion of all outstanding Convertible Securities.

                               ARTICLE FIFTEEN.
                           MISCELLANEOUS PROVISIONS.

     SECTION 15.01. Benefits of Indenture Restricted to Parties and Holders. Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give to any person, other than the parties hereto and their successors and the holders of the Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Notes.

     SECTION 15.02. Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

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     SECTION 15.03.  Addresses for Notices, Etc. Subject to the provisions of
Section 4.01 with respect to demands for payment, any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on the Company may be given or served by being deposited postage prepaid first class mail in a post office letter box addressed (until another address is filed by the Company with the Trustee), as follows: Downey Financial Corp., 3501 Jamboree Road, Newport Beach, California 92660, Fax: (949) 725-0619. Any notice, direction, request or demand by any noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the corporate trust office of the Trustee as set forth in Section 4.04.

     SECTION 15.04. Evidence of Compliance With Conditions Precedent. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

          Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     SECTION 15.05. Legal Holidays. In any case where the date of maturity of any interest or premium on or principal of any Note or the date fixed for redemption of any Note shall not be a Business Day in the Place of Payment, then payment of any interest or premium on or principal of such Notes, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

     SECTION 15.06. Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an "incorporated provision"), such incorporated provision shall control.

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

     SECTION 15.07. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 15.08. New York Contract. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

     SECTION 15.09. Severability of Provisions. Any prohibition, invalidity or unenforceability of any provision of this Indenture in any jurisdiction shall not invalidate or render unenforceable the remaining provisions hereto in such jurisdiction and shall not invalidate or render unenforceable such provisions in any other jurisdiction.

                               ARTICLE SIXTEEN.
                            SUBORDINATION OF NOTES

     SECTION 16.01. Notes Subordinate to Senior Indebtedness. The Company, for itself, its successors and assigns, covenants and agrees, and each holder of Notes of each series, by his acceptance thereof, likewise covenants and agrees, that anything in this Indenture or the Notes of any series notwithstanding, all Notes of every series issued hereunder shall be subordinated and subject to the extent and in the manner herein set forth, in right of payment to the prior payment in full of all Senior Indebtedness. The provisions of this Article are made for the benefit of all holders of Senior Indebtedness, and any such holder may proceed to enforce such provisions.

     SECTION 16.02. Payment Over of Proceeds Upon Dissolution, Etc. No payment on account of principal of (and premium, if any) or interest on the Notes shall be made, and no Notes shall be purchased, either directly or indirectly, by the Company or any of its subsidiaries, if any default or Event of Default with respect to any Senior Indebtedness, which permits or with the giving of notice or passage of time or both would permit the holders thereof (or a trustee on their behalf) to accelerate the maturity thereof, shall have occurred and be continuing and the Company and the Trustee shall have received written notice thereof from the holders of at least 10% in principal amount of any kind or category of any Senior Indebtedness (or the representative or representatives of such holders) or the Trustee shall have received written notice thereof from the Company.

          In the event that any Note is declared due and payable before the date specified therein as the fixed date on which the principal thereof is due and payable pursuant to Article Six, or upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of (and premium, if any) and interest due or to become due upon all Senior Indebtedness shall first be paid in full before the noteholders, or the Trustee, shall be entitled to retain any assets (other than shares of stock of the Company as reorganized or readjusted or securities of the Company or any other corporation

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

provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the same extent as the Notes, to the payment of all Senior Indebtedness which may at the time be outstanding, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment) so paid or distributed in respect of the Notes (for principal or interest); and upon such dissolution or winding up or liquidation or reorganization any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than shares of stock of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the same extent as the Notes, to the payment of all Senior Indebtedness which may at the time be outstanding, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment), to which the noteholders or the Trustee would be entitled, except for the provisions of this Section, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the noteholders or the Trustee if received by them or it, directly to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the noteholders or to the Trustee.

          No holders of Senior Indebtedness shall be prejudiced in their right to enforce subordination of the Notes by any act or failure to act on the part of the Company.

          Subject to the payment in full of all Senior Indebtedness, the holders of the Notes shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which, by its express terms, ranks on a parity with the Notes and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions on the Senior Indebtedness pursuant to this Section shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, and no payments or distributions to the Trustee or the holders of the Notes of assets by virtue of the subrogation herein provided for shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Notes, be deemed to be a payment to or on account of the Notes. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand, and nothing contained in this Article elsewhere in this Indenture or in the Notes is intended to or shall impair the obligation of the Company, which is unconditional and absolute, to pay the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Notes and creditors of the Company other than the

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holders of Senior Indebtedness, nor shall anything herein or therein prevent the
Trustee or the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article, of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company otherwise payable or delivered to the Trustee or such noteholder upon the exercise of any such remedy.

          Upon any payment or distribution pursuant to this Section, the Trustee and the noteholders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in this Section are pending, and the Trustee, subject to the provisions of
Section 7.01, and the noteholders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making such payment or distribution delivered to the Trustee or to the noteholders for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Section, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

          Nothing contained in this Article or elsewhere in this Indenture, or in any of the Notes, shall prevent (a) the application by the Trustee or any paying agent of any moneys deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or any interest on Notes if, at the time of such deposit (provided that the time of such deposit was not more than 10 days prior to the time of such payment), such payment would not have been prohibited by the foregoing provisions of this Section, or (b) any payment by the Company or the Trustee to the noteholders of moneys in connection with a redemption of Notes if (1) notice of such redemption has been given to the holders of the Notes to be redeemed pursuant to Article Three hereof prior to the receipt by the Trustee of the written notice referred to in Section 15.04 and (2) such notice of redemption is given not earlier than 60 days before the date fixed for redemption.

     SECTION 16.03. Trustee To Effectuate Subordination. The holder of each Note by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination as provided in this Article and appoints the Trustee as attorney-in-fact for any and all such purposes.

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     SECTION 16.04.  Trustee Not Charged with Knowledge of Prohibition. The
Company shall provide prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of any series of the Notes; provide, however, that failure to give such notice shall not affect the subordination of the Notes to any Senior Indebtedness. Notwithstanding the provisions of this Article or any other provision of this Indenture, but subject to the provisions of Section 7.01, neither the Trustee nor any paying agent shall be charged with knowledge of the existence of any Senior Indebtedness, or of any default in the payment of the principal of (or premium, if any) or interest on any Senior Indebtedness, or of any facts which would prohibit the making of any payment of moneys to or by the Trustee or any such paying agent, unless and until the Trustee or such paying agent shall have received written notice thereof from the Company or the holders of at least 10% in principal amount of any kind or category of any Senior Indebtedness or the representative or representatives of such holders (certified by the Company or otherwise established to the reasonable satisfaction of the Trustee or such paying agent to be such holders or representatives); nor shall the Trustee or any such paying agent be charged with knowledge of the curing or waiving of any such default or of the elimination of the act or condition preventing any such payment unless and until the Trustee or such paying agent shall have received an Officers' Certificate to such effect, and prior to the receipt of any such writing the Trustee shall be entitled to assume that no such facts exist and that no such cure or waiver has occurred; provided, however, that if not less than three business days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Note), the Trustee or such paying agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee or such paying agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it on or after such date.

     SECTION 16.05. Rights of Trustee as Holder of Senior Indebtedness. The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Section 7.13, or elsewhere in this Indenture, shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06.

     SECTION 16.06. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to noteholders or the Company or any other person moneys or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to any holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article Sixteen and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

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     SECTION 16.07.  Article Applicable to Paying Agents. In case at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 16.04,
16.05 and 16.06 shall not apply to the Company if it acts as paying agent.

          The Trustee, by its execution of a counterpart of this Indenture, acknowledges and accepts its appointment as Trustee.

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          IN WITNESS WHEREOF, WILMINGTON TRUST COMPANY and DOWNEY FINANCIAL
CORP. have each caused this Indenture to be signed by a duly authorized officer, as of the day and year first above written.



                                        WILMINGTON TRUST COMPANY

                                        By: /s/ James P. Lawler
                                            -----------------------
                                        Name: James P. Lawler
                                        Title: Vice President


                                        DOWNEY FINANCIAL CORP.


                                        By: /s/ Thomas E. Prince
                                          --------------------------------------
                                        Name: Thomas E. Prince
                                        Title: Executive Vice President and
                                               Chief Financial Officer

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